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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
FIRST COMMUNITY FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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721 College Street, S.E.
P.O. Box 3800
Lacey, WA 98509-3800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the regular Annual Meeting of Shareholders of First Community Financial Group, Inc. will be held at the Lacey Community Center, 6729 Pacific Avenue S.E., Lacey, Washington on Thursday, May 3, 2001, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

  1.
  ELECTION OF DIRECTORS. To elect one Director for a term of three years expiring in the year 2004, or until a successor has been elected and qualified.

  2.
  AMENDMENT to Articles of Incorporation. To approve amendments, as more fully outlined in the accompanying proxy statement: (i) to change the common stock par value from $2.50 per share to no par value per share; (ii) to require a special meeting of shareholders upon the demand of shareholders holding in the aggregate 50 percent of the Company's voting power; and (iii) to confirm and clarify the Company's ability to indemnify, and limit the liability of, its directors, to the extent permitted by Washington corporate law.

  3.
  WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment of the meeting.

Only those shareholders of record at the close of business on March 23, 2001, will be entitled to notice of, and to vote at the meeting.

By Order of the Board of Directors
Lacey, Washington April 6, 2001	James F. Arneson Secretary

IMPORTANT: The prompt return of proxies will save FCFG the expense of further requests for proxies. You are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. If you do attend the meeting, you may then withdraw your Proxy and vote in person. Any person giving a Proxy may revoke it prior to its exercise.

FIRST COMMUNITY FINANCIAL GROUP, INC.
721 College Street, S.E.
P.O. Box 3800 (98509-3800)
Lacey, WA 98503
PROXY STATEMENT

    Date, Time and Place of Meeting.  This Proxy Statement and the accompanying Proxy are being first sent to shareholders on or about April 6, 2001, for use in connection with the Annual Meeting of Shareholders ("Annual Meeting") of First Community Financial Group, Inc. ("FCFG" or "Company") to be held on Thursday, May 3, 2001. Only those shareholders of record at the close of business on March 23, 2001 ("Record Date"), will be entitled to vote. The number of shares of FCFG's common stock, $2.50 par value ("Common Stock"), outstanding and entitled to vote at the Annual Meeting is 2,186,681.

    Solicitation of Proxies.  The enclosed Proxy is solicited by and on behalf of the Board of Directors of FCFG and the cost of solicitation will be borne by FCFG. Solicitation may be made by directors and officers of FCFG and its subsidiary, First Community Bank ("FCB" or "Bank"), either by use of the mail, by telephone, facsimile or personal interview. FCFG does not expect to pay any compensation for the solicitation of proxies.

    Quorum.  The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

    Voting of Proxies.  If the enclosed Proxy is duly executed and received in time for the meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy FOR the nominee and FOR the amendment of the articles of incorporation as described in this Proxy Statement, unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by written notice to FCFG, by a subsequently dated proxy, or in open meeting prior to the taking of the shareholder vote. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy. Shareholders have one vote for each share of Common Stock held, including the election of directors. Shareholders are not entitled to cumulate their votes in the election of directors.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

    FCFG's Bylaws provide that the number of directors must fall within a range of 5 and 9, the exact number to be determined by resolution of the Board of Directors. The present size of the board has been fixed at five (5) directors. The Bylaws also provide that the Board of Directors may increase the number of directors by not more than two (2) between shareholders' meetings, and may fill the vacancies created by doing so, provided that the number of directors shall at no time exceed nine (9).

    Directors are elected separately for the five Board positions. The nominees for election as Director at the Annual Meeting who receives the highest number of affirmative votes will be elected.

    If you abstain from voting either by Proxy or in person at the Annual Meeting, you will effectively vote "AGAINST" a nominee, because your votes cannot be deemed voted "FOR" a nominee. In addition, "broker non-votes" will have no effect because they are not considered "shares present" for voting purposes. Proxies cannot be voted for more than one nominee.

    Directors are elected for a term of three years and until their successors have been elected and qualified. FCFG's Articles of Incorporation require that the terms of the directors be staggered such that approximately one-third of the directors are elected each year. In accordance with this requirement, the Board of Directors has nominated Mr. Panowicz for election as director for a three-year term to expire in the year 2004. The Board of Directors has no present knowledge that the nominee will refuse or be unable to serve. If Mr. Panowicz should refuse or be unable to serve, your proxy will be voted for those persons subsequently designated by the Board of Directors to replace any or all nominees.

    Other nominations, if any, may be made only in accordance with the prior notice provisions contained in the Company's Articles of Incorporation. These notice provisions require, among other things, that a shareholder provide the Company with written notice not less than 14 days nor more than 60 days prior to the Annual Meeting (or, if the Company provides less than 21 days notice of meeting, no later than 7 days after the notice was mailed).

Information with Respect to Nominees and Directors whose Terms Continue

    The following table sets forth certain information with respect to the director nominee and the other continuing directors, including the number of shares beneficially held by each as of January 1, 2001. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

DIRECTORS WITH TERM EXPIRING IN 2004
(CLASS III DIRECTORS)

Name, Age and Tenure as Director	Principal Occupation of Director During Last Five Years	Shares & Percentage of Common Stock Beneficially Owned as of January 1, 2001
A. Richard Panowicz, 56 Director since 1995	President, Archives Northwest	82,326 3.77	(1) %

(1)
Includes 24,720 shares held jointly with spouse; 4,410 shares held in a Charitable Remainder Trust, jointly with spouse; 12,744 shares held in an IRA account for the benefit of Mr. Panowicz; 1,481 shares held in an account for the benefit of his mother-in-law; 30,197 unallocated shares held by the KSOP of which Mr. Panowicz is a trustee; and 5,355 shares which could be acquired within 60 days by the exercise of stock options.

DIRECTORS WITH TERM EXPIRING 2002
(CLASS I DIRECTORS)

Name, Age and Tenure as Director	Principal Occupation of Director During Last Five Years	Shares & Percentage of Common Stock Beneficially Owned as of January 1, 2001
E. Paul DeTray, 67 Director since 1979	President, DeTray's Quality Homes, Inc.	101,044 4.62	(2) %
Michael N. Murphy, 58 Director since 1993	Washington State Deputy Auditor	18,977	(3)

NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING IN 2003
(CLASS II DIRECTORS)

Name, Age and Tenure as Director	Principal Occupation of Director During Last Five Years	Shares & Percentage of Common Stock Beneficially Owned as of January 1, 2001
Patrick L. Martin, 62 Director since 1980	President, Patrick's Decorating Center (4)	74,700 3.42	(5) %
Ken F. Parsons, 55 Director since 1979	Chairman, President & CEO, FCFG and FCB	252,225 11.55	(6) %

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE DIRECTOR NOMINEE

(2)
Includes 62,237 shares held jointly with spouse; 18,753 shares held by DeTray's Quality Homes; and 12,850 held by the DeTray Family Partnership.

(3)
Includes 5,834 shares which could be acquired within 60 days by the exercise of stock options.

(4)
Mr. Martin also serves as director of Carpet Co-op of America, d/b/a Carpet One, and Leading Edge Marketing, both public companies which have a class of securities registered under Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934.

(5)
Includes 26,865 shares held jointly with spouse; 4,442 shares held in an IRA account for the benefit of Mr. Martin; 1,244 shares held in an IRA account for the benefit of Mr. Martin's wife; and 30,197 unallocated shares held by the KSOP, considered beneficially owned by Mr. Martin as trustee for the KSOP.

(6)
Includes 93,467 shares held jointly with spouse; 2,775 shares held in an IRA account for the benefit of Mr. Parsons; 1,358 shares held in an IRA account for the benefit of Mr. Parsons' wife; 29,325 shares held in the KSOP for the benefit of Mr. Parsons; 606 shares held jointly by Mrs. Parsons and their son; 486 shares held jointly by Mrs. Parsons and their daughter; and 124,163 shares which could be acquired within 60 days by the exercise of stock options.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

    The Board of Directors of FCFG generally meets on a quarterly basis with additional meetings as necessary. There were four (4) meetings of the Board of Directors of FCFG during 2000. All directors attended more than 75% of such meetings and of all committee meetings of which they were members.

Committees

    The Board of Directors of FCFG and the Bank have established certain standing committees, including a Compensation Committee and an Audit Committee. There is presently no standing Nominating Committee.

    Compensation Committee.  The Compensation Committee's purpose includes reviewing and proposing to the Board of Directors the compensation to be paid to Mr. Parsons and other compensation and benefit matters for the Bank. There were four (4) meetings of the Compensation Committee held in 2000. Current members of the committee are Messrs. Martin (Chairman), DeTray, Panowicz, Sonny Bridges and Ron Rants. Mr. Bridges and Mr. Rants are members of the board of directors of the Bank.

    Audit Committee.  The Audit Committee is composed of five (5) independent directors (as defined by the Nasdaq listing standards) and operates under a formal written charter adopted by the Board of Directors (the Audit Committee Charter is attached as Appendix A to the Proxy Statement). The main function of the Audit Committee includes reviewing the plan, scope, and audit results of the independent auditors, as well as reviewing and approving the services of the independent auditors. The Audit Committee reviews or causes to be reviewed the reports of bank regulatory authorities and reports its conclusions to the Board. The Audit Committee also reviews procedures with respect to our records and business practices, and reviews the adequacy and implementation of the internal auditing, accounting and financial controls. Management is responsible for internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee this process. Current members of the committee are Messrs. Panowicz (Chairman), DeTray, Murphy, Linda Buckner and Jewell Manspeaker. Ms. Buckner and Mr. Manspeaker are members of the board of directors of the Bank. There were four (4) meetings of the Audit Committee during 2000.

REPORT OF AUDIT COMMITTEE

    The Audit Committee has met and held discussions with management and the Company's independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Our independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

    Based on the Committee's review of the audited consolidated financial statements and the various discussions with management and the independent accountants noted above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the

Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Respectfully submitted by Committee members:

E. Paul DeTray • Michael N. Murphy • A. Richard Panowicz (Chairman)
Linda Buckner • Jewell Manspeaker

Director Compensation

    Director and Committee Fees.  FCFG has an established program for director compensation in which each director of FCFG receives a monthly retainer fee of $350. Directors of the Bank also receive a monthly retainer of $350, a board meeting attendance fee of $400 per meeting, and a committee meeting fee of $175 per meeting.

    Deferred Compensation Agreements.  In 1992, the Company entered into deferred compensation agreements with four directors of FCB. The agreements allowed the directors to defer regular monthly Board fees for five years.

    Performance Based Fees. A performance based fee schedule plan was implemented in 1992 under which, in addition to the base fees, directors receive fee adjustments based on FCFG's annual performance as measured by return on assets. Directors were each paid a $2,100 performance based fee in February 2001 for 2000 performance. No fees were paid in 2000 for 1999 performance. Directors were each paid a $1,000 performance based fee in February 1999 for 1998 performance.

    Director Stock Option Plan.  On April 19, 1994 the shareholders approved the 1994 Stock Option Plan for Non-Employee Directors ("1994 Plan") which authorized the grant of options to purchase shares of Common Stock to non-employee directors. The 1994 Plan supplements the previously approved 1989 and 1992 Stock Option Plans for Non-Employee Directors ("1989/1992 Plans"). The exercise price of the options granted under the respective plans must not be less than the greater of the book value or market value at the time of grant, and options have a term of not more than ten years from the date of grant. At December 31, 2000, options to purchase 39,278 shares remained granted and unexercised under the 1994 Plan and 1989/1992 Plans, and 50,246 shares remain available for future grant under the 1994 Plan.

EXECUTIVE COMPENSATION

Summary

    The following table sets forth a summary of certain information concerning the compensation awarded to or paid by FCFG and/or the Bank for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer, and those executive officers earning in excess of $100,000 during the last fiscal year.

Summary Compensation Table

Long Term Compensation
								Awards		Payouts
Annual Compensation
								Restricted Stock Awards ($)	Securities Underlying Options/ SARs(#) (1)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)				LTIP Payouts($)	All Other Compensation ($)(2)
Ken F. Parsons President, Director & CEO-FCFG Chairman, Director & CEO-Bank	2000 1999 1998	$ $ $	188,531 183,090 171,200	$ $ $	75,000 0 70,438	$ $ $	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	25,515 23,129 21,526
James F. Arneson EVP/CFO, Secretary and Treasurer of FCFG and FCB	2000 1999 1998	$ $ $	106,667 98,333 88,250	$ $ $	39,500 0 36,628	$ $ $	0 0 0	0 0 0	3,000 5,000 0	0 0 0	$ $ $	7,771 7,333 5,595
Jon M. Jones EVP and Chief Lending Officer of FCB	2000 1999 1998	$ $ $	93,400 83,336 76,286	$ $ $	33,000 0 28,175	$ $ $	0 0 0	0 0 0	3,000 5,000 0	0 0 0	$ $ $	6,601 5,970 3,995

(1)
Consists of awards granted pursuant to FCFG's Employee Stock Option and Restricted Stock Award Plan.

(2)
Includes any fees paid to Mr. Parsons as a director for participation in Board and committee meetings of $13,500, $13,350, and $11,975 for 2000, 1999 and 1998, respectively, and amounts paid by FCFG pursuant to the Company's Employee Stock Ownership Plan with 401(k) Provisions. Amount does not include deferred director fees totaling $4,800 for 1998 for Mr. Parsons.

Stock Options

    Stock Option Grants.  The following table sets forth certain information concerning individual grants of stock options under the stock option plans to the named executive officers during the year ended December 31, 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
		% of Total Options Granted to Employees
	Options Granted (2)		Exercise Price	Expiration Date
Name					5%	10%
Ken F. Parsons	-0-	—	—	—	—	—

James F. Arneson	3,000	12%	$23.00	2/16/2010	$43,470	$109,710

Jon M. Jones	3,000	12%	$23.00	2/16/2010	$43,470	$109,710

(1)
The potential realizable value is based on the assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements of the SEC and do not reflect FCFG's estimate of future stock price performance. Actual gains, if any, on stock options exercised and common stock holding are dependent upon future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2)
Each option granted vests at the rate of approximately 20% per annum, beginning February 16, 2000. Options will become immediately exercisable in the event of a change in control of the Company. Each option has an exercise price equal to the greater of (i) the fair market value; or (ii) the net book value of the Common Stock on the date of grant. The options were granted on February 16, 2000.

    Stock Option Exercises.  The following table sets forth certain information concerning exercises of stock options pursuant to FCFG's stock option plans by the executive officers named in the compensation table during the year ended December 31, 2000 and stock options held at year end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEARAND YEAR END OPTION VALUES

			Number of Unexercised Options at Year End		Value of Unexercised Options at Year end (2)
	Shares Acquired on Exercise
		Value Realized (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Ken F. Parsons	7,028	$63,112	124,163	9,261	$396,597	0

James F. Arneson	0	0	28,617	15,400	$105,330	0

Jon M. Jones	0	0	11,816	11,200	$34,037	0

(1)
Reflects the amount realized from the aggregate of the current market price of the Common Stock less the exercise price.

(2)
On December 31, 2000, the estimated market price of the Common Stock was $21.00. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

Employment Agreements

    Ken F. Parsons.  On September 1, 1996, FCFG entered into an employment agreement with Mr. Parsons, President, Chief Executive Officer and Director of FCFG and of the Bank. The agreement has an eight-year term, subject to renewal. FCFG may terminate the agreement at any time for cause without incurring any post-termination obligation to Mr. Parsons, or without cause with severance benefits of thirty-six months' salary continuation. If Mr. Parsons terminates his employment for any reason within twelve months of a change in majority control of FCFG, then the agreement provides the same severance benefits. Mr. Parsons is generally prohibited from competing with FCFG in its market area for at least twelve months following termination for any reason. The non-compete period is increased to thirty-six months following termination by FCFG without cause or by Mr. Parsons with good reason. The agreement provides that upon retirement, Mr. Parsons will receive a continuing service consulting fee based upon annual cash compensation and years of serving FCFG.

    James F. Arneson.  Effective March 1, 1998, FCFG and the Bank entered into an employment agreement with Mr. Arneson, Executive Vice President, Chief Financial Officer, Secretary and

Treasurer of FCFG and the Bank. The agreement has a two year term, with automatic two-year term renewals on each anniversary date of the agreement. FCFG may terminate the agreement at any time for cause without incurring any post-termination obligation to Mr. Arneson, or without cause with severance benefits of 12 months' salary continuation. If Mr. Arneson terminates his employment for any reason within twelve months of a change in majority control of FCFG, then the agreement provides severance benefits of 24 months' salary continuation. Mr. Arneson is generally prohibited from competing with FCFG in its market area for at least twelve months following termination for any reason.

EMPLOYEE COMPENSATION PLANS

Executive Supplemental Income Plan

    In 1992, the Company adopted an Executive Supplemental Income Plan ("ESIP") covering a senior group of management personnel. The post-retirement benefit provided by the ESIP is designed to supplement a participating officer's retirement benefits from social security, in order to provide the officer with a certain percentage of final average income at retirement age. Additionally, the ESIP provides a pre-retirement death benefit. These benefits are funded by life insurance policies owned by the Company covering the lives of participants.

Employee Stock Option and Restricted Stock Award Plan

    In 1999, Shareholders of FCFG approved the 1999 Employee Stock Option and Restricted Stock Award Plan ("Plan"). The purpose of the Plan is to provide additional incentives to selected eligible key officers of FCFG and its subsidiaries with the intention of (i) attracting and retaining the best available personnel for positions of responsibility with the Company and its subsidiaries, (ii) promoting the success of the business activities of the Company, and (iii) increasing shareholder value. The incentives are in the form of options to purchase shares of Common Stock and/or restricted stock awards of Common Stock. The Company has the first right of refusal to purchase any shares issued under the Plan prior to being sold on the open market. At December 31, 2000, options covering 287,146 shares were granted and remain unexercised under this plan and all predecessor plans, and 19,500 shares remain available for future grant.

    Under the terms of the Plan, the exercise price of option shares will be the greater of the fair market value or net book value of the shares on the date the option is granted. All options granted in accordance with the Plan are incentive options under Section 422A of the Internal Revenue Code, and are exercisable over a ten (10) year period from the date of the grant.

Employee Stock Ownership Plan

    FCFG provides retirement benefits to eligible employees through an Employee Stock Ownership Plan that includes Internal Revenue Code 401(k) provisions (the "KSOP"). The KSOP was adopted as a 401(k) plan in 1987, and restated in 1992 to add employee stock ownership plan provisions. Eligible employees may defer up to 15% of their annual compensation on a pre-tax basis subject to certain IRS limits. Under the terms of the Plan, the Company matches one-half the employees' contributions, up to 3% of the employees' compensation. Profit sharing contributions to the Plan may also be made at the discretion of the Board of Directors.

    All funds in the KSOP are held in trust. The KSOP is administered by a Board of Trustees that consist of Messrs. Arneson, Martin, and Panowicz. Investment of employee contributions to the KSOP are directed by the employee into a combination of the Company's Common Stock and a number of mutual and money market funds. The investment of Company contributions to the KSOP are generally invested in shares of the Company's Common Stock, although the Trustees have the discretion to invest in such other prudent investments as deemed appropriate.

    Upon retirement or termination of employment, a participant is entitled to receive all Employer Basic Contributions, Employee Salary Reductions and Rollover Contributions. The participant will also be eligible to withdraw Employer Optional and Matching Contributions contributed by FCFG from profits, subject to a vesting schedule. A participant becomes fully vested in five years, with vesting of 20% each year after the first year of participation.

    Contributions to the KSOP for the year ended December 31, 2000 were $350,000.

Incentive Compensation Plan

    Incentive compensation is awarded to officers and qualified employees based on the financial performance of the Company. Awards are payable if the Company meets earnings and growth objectives and are determined as a percentage of the participant's base salary.

Executive Compensation Interlocks and Insider Participation

    The Compensation Committee is comprised of five outside Directors. There are no Executive Compensation Committee interlocks.

REPORT OF COMPENSATION COMMITTEE

    The report of the Personnel and Compensation Committee (the "Committee") is intended to describe in general terms the process the Committee undertakes and the factors it considers in determining the appropriate compensation for FCFG executive officers, including the executive officers who are named in the summary compensation table (the "Named Executives").

Responsibilities and Composition of the Committee

    The Committee is responsible for (i) establishing and monitoring compensation programs for executive officers of FCFG and its subsidiaries; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of FCFG and its shareholders; and (iii) determining the compensation of the Chief Executive Officer. Current members of the Committee are Messrs. Martin (Chairman), DeTray, and Panowicz, and Sonny Bridges and Ron Rants (who serve on the board of directors of the Bank). None of the members of the Committee are officers or employees of FCFG or the Bank.

Compensation Philosophy

    The Committee's compensation philosophy is intended to reflect and support the goals and strategies that FCFG has established. Currently, FCFG's growth strategy is to expand the market share of markets currently served and to enter new markets within Southwest Washington. The key elements of this strategy are increased market penetration, geographic expansion, loan portfolio growth, development of innovative new product offerings, expanding the banking relationship with each customer and maintenance of asset quality. The Committee believes these goals, which are intended to create long-term shareholder value, must be supported by a compensation program that:

  •
  attracts and retains highly qualified executives;

  •
  provides levels of compensation that are competitive with those offered by other financial institutions;

  •
  motivates executives to enhance long-term shareholder value by helping them to build their own ownership in FCFG; and

  •
  integrates FCFG's long-term strategic planning and measurement processes.

Components of Compensation Program

    FCFG's compensation program for executives consists of four key elements: (i) base salary; (ii) a performance-based annual bonus; (iii) periodic grants of options and other stock-based compensation; and (iv) the executive supplemental income program ("ESIP").

    The Committee believes that this four-part approach best serves the interests of FCFG and its shareholders. It enables FCFG to meet the requirements of the highly competitive banking environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of shareholders. The variable annual bonus permits individual performance to be recognized and is based, in significant part, on an evaluation of the contribution made by the officer to FCFG's overall performance. Options and other stock-based compensation relate a significant portion of long-term remuneration directly to stock price appreciation realized by FCFG's shareholders, and further serve to promote an executive's continued service to the organization. The ESIP is designed to supplement a participating officer's retirement benefits from social security, in order to provide the officer with a certain percentage of final average income at retirement age. Additionally, the ESIP provides a pre-retirement death benefit.

    Base Salary.  Base salaries for FCFG's executive officers are established by the Chief Executive Officer, taking into account such factors as competitive industry salaries, an executive's scope of responsibilities, and individual performance and contribution to the organization.

    Annual Incentive.  Executive officers have an annual incentive (bonus) opportunity with awards based on the overall performance of FCFG. The performance targets may be based on one or more of the following criteria: growth in assets, return on assets and return on equity.

    FCFG's Chief Executive Officer determines the annual incentive pool at the commencement of each fiscal year. The size of the pool is based upon an assessment of FCFG's targeted performance as compared to previous year financial performance and the financial performance of other peer financial institutions. The Chief Executive Officer makes individual incentive recommendations to the Committee, within the limits of the pool, for eligible employees based upon an evaluation of their individual performance and contribution to FCFG's overall performance. If at the end of the fiscal year, FCFG's performance meets the targets that have been established, the incentives established at the beginning of the year are recommended to the Committee for approval. If actual performance is either higher or lower than the target, recommended incentives are adjusted upward or downward, accordingly.

Stock Option and Other Stock-Based Compensation

    Equity-based compensation is intended to more closely align the financial interests of FCFG's executives with long-term shareholder value, and to assist in the retention of executives who are key to the success of FCFG and its subsidiaries. Equity-based compensation has taken the form of incentive stock options pursuant to FCFG's existing stock option plans. The Committee determines from time to time which executives, if any, will receive stock options and determines the number of shares subject to each option. Grants of stock options are based on various subjective factors relating primarily to the responsibilities of individual executives, their past and expected future contributions to FCFG and prior option grants.

Chief Executive Officer Compensation

    The base compensation for FCFG's President and Chief Executive Officer, Ken F. Parsons, was determined by the Committee with final approval by the Board of Directors of FCFG based on the same criteria as the compensation for the other executive officers. FCFG entered into an eight-year employment agreement with Mr. Parsons on September 1, 1996 (see "Employment Agreements"). The Chief Executive Officer's bonus potential is based on achievement of growth and earnings targets (for fiscal 2000, with respect to the Company's return on average assets) and is determined by the Committee with final approval by the Board of Directors. The performance target of 1.40% return on average assets was achieved for fiscal 2000. Mr. Parsons does not participate in matters relating to his own compensation.

    The post-retirement benefit provided by the ESIP is designed to supplement a participating officer's retirement benefits from social security, in order to provide the officer with a certain percentage of final average income at retirement age. Additionally, the ESIP provides a pre-retirement death benefit. These benefits are funded by life insurance policies owned by the Company covering the lives of participants.

Conclusion

    The Committee believes that for the 2000 fiscal year, the compensation for Mr. Parsons, as well as for the other executive officers, was consistent with FCFG's overall compensation philosophy and clearly related to the realization of FCFG's goals and strategies for the year.

Respectfully submitted by Committee members:

E. Paul DeTray  •  Patrick L. Martin (Chairman)  •  Richard Panowicz  •  Sonny Bridges  •  Ron Rants

STOCK PERFORMANCE GRAPH

    The following line graph compares the total cumulative shareholder return on the Bank's Common Stock, based on quarterly reinvestment of all dividends, to the cumulative total returns of the Standard & Poor's S&P Composite 500 Index and the Nasdaq Banking Index. The graph assumes $100 invested on December 31, 1995, in the Bank's Common Stock and each of the indices. The graph does not depict actual operating financial performance of the Company.

	Period Ending
Index	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00
FCFG	$100.00	$115.50	$135.06	$162.06	$141.87	$123.58
S&P 500	$100.00	$122.68	$163.29	$209.57	$253.34	$230.46
Nasdaq-Banks	$100.00	$128.97	$214.01	$198.27	$181.27	$221.45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table provides information as of January 1, 2001, with respect to the shares beneficially owned by (i) the non-director executive officers named in the compensation table; (ii) all persons known by management who beneficially own more than five percent of FCFG's common stock (except for Mr. Parsons, whose ownership information is provided elsewhere in this document) and (iii) all executive officers and directors of FCFG as a group. Except as noted below, each holder has sole voting and investment power with respect to shares listed as owned. Unless otherwise noted, all shares owned represent less than one percent of the outstanding shares of FCFG.

Name, Relationship with FCFG	Current Position with Company and Prior Five Year Business Experience	Number of Shares Beneficially Owned		Percent of Class Beneficially Owned
James F. Arneson, 40	EVP, Chief Financial Officer	63,923	(1)	2.93%
Jon M. Jones, 39	EVP/Chief Lending Officer since 1998 SVP/Chief Lending Officer—1997 VP/Regional Business Banking Manager 1995-1996	18,026	(2)	—
FCFG Employee Stock Ownership Plan ("KSOP")		318,602	(3)	14.59%
Directors and Executive Officers as a group (7)		550,827	(4)	25.22%

(1)
Includes 1,600 shares held held jointly with spouse; 180 shares held in an IRA account for the benefit of Mr. Arneson; 3,329 shares held in the KSOP for the benefit of Mr. Arneson; 30,197 unallocated shares held by the KSOP which are considered beneficially owned by Mr. Arneson as trustee for the KSOP; and 28,617 shares which could be acquired within 60 days by the exercise of stock options.

(2)
Includes 1,775 shares held jointly with spouse; 4,435 shares held in the KSOP for the benefit of Mr. Jones and 11,816 shares which could be acquired within 60 days by the exercise of stock options.

(3)
In addition to the 30,197 unallocated shares held by the KSOP, includes 33,726, 44,503, and 52,129 beneficially owned by Messrs. Arneson, Martin and Panowicz, respectively, solely as trustees of the KSOP, over which the KSOP disclaims beneficial ownership.

(4)
Includes 30,197 unallocated shares held by the KSOP which are considered beneficially owned by Messrs. Arneson, Martin and Panowicz. Also includes options for 175,785 shares owned by directors and management, which are exercisable within 60 days of December 31, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During 2000 many directors and executive officers of FCFG and the Bank and their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectability or present other unfavorable features.

    FCB leases office space in which the Hawks Prairie branch office is located at 130 Marvin Road SE, Lacey, Washington, from Hawks Prairie Professional Center LLC, of which the Company's

President and Chief Executive Officer, Ken F. Parsons and director E. Paul DeTray are both partners. The initial term of the lease is five (5) years, with three five (5) year renewal options. The current lease payment is $13,588 per month, (which is adjusted on an annual basis in accordance with the Consumer price Index for the Seattle, Tacoma, Bremerton area effective on each anniversary date of the lease). The Company and FCB considers the rent and the terms and conditions of the lease agreement to be fair and substantially the same or better than the terms and conditions of leases prevailing for comparable arms-length transactions.

PROPOSAL NO. 2—AMENDMENTS TO ARTICLES OF INCORPORATION

    At the Annual Meeting, shareholders are being asked to approve certain amendments to FCFG's Articles of Incorporation. The amendments will (i) change the common stock par value from $2.50 per share to no par value per share; (ii) require a special meeting of shareholders upon the demand of shareholders holding in the aggregate 50 percent of the Company's voting power; and (iii) confirm the Company's ability to indemnify, and limit the liability of, its directors, to the extent permitted by Washington corporate law. Each of the proposals is discussed more fully below, and the complete text of the proposed amendments is attached as Appendix B to this Proxy Statement.

    Shareholders may vote for the proposal, against the proposal or may abstain from voting. The affirmative vote of at least a majority of the total votes present, in person or by proxy, at the Annual Meeting is required to approve the amendments to the Articles of Incorporation. Holders of record will be entitled to one vote per share on the amendments to the Articles of Incorporation.

    Following the Annual Meeting, the Board intends to amend FCFG's Bylaws, as appropriate, to conform to the Amended and Restated Articles of Incorporation and to update the Bylaws in general, so they better conform to current law and practice.

    Elimination of Par Value.  Presently, FCFG's Articles provide for authorized capital stock of 10,000,000 common shares with a par value of $2.50 per share. The Board recommends that the par value of FCFG's authorized capital stock be eliminated. The reduction in FCFG's common stock par value from $2.50 per share to no par value per share simplifies FCFG's capitalization structure. Washington corporate law no longer requires FCFG to state a par value per share, and eliminating the stated par value may help to avoid confusion in the future.

    Special Meeting Requirement.  The current Bylaws of FCFG provide that shareholders holding in the aggregate a majority of the voting power of all shareholders may call a special shareholders' meeting. Washington corporate law requires for public companies that a provision such as this, which limits the ability of shareholders to call a special meeting, must be included in the Articles. Accordingly, the Board recommends that a new provision be added to FCFG's Articles of Incorporation providing that shareholders holding in the aggregate of fifty percent of the voting power of all shareholders of FCFG may call a special shareholders' meeting. The provision will limit the ability of a potential acquiror to call a special meeting to place hostile acquisition proposals before the shareholders.

    Indemnification and Limitation of Liability.  Currently, FCFG's Articles of Incorporation provide indemnification coverage for directors and officers of FCFG. Under current Washington law, certain provisions regarding the indemnification of directors specifically require shareholder approval. The Board recommends to the shareholders the adoption of amendments to FCFG's Articles that would, to the extent now permitted by Washington law, (1) update FCFG's existing indemnification provision to afford directors the greatest protection currently available under Washington law; and (2) establish a director standard of care limiting directors' personal liability to "egregious" conduct.

    Reasons for the Amendment.  The Washington legislature some time ago recognized that changes in the directors' liability insurance market prompt the need for comprehensive statutory indemnification provisions. Such changes include sharp increases in the premiums paid for such insurance together with the reductions in the scope of coverage or, in some cases, the complete unavailability of such insurance. Related to these changes in the liability insurance market is a significant increase in the number of claims, actions, and proceedings (including shareholder derivative actions) seeking to impose liability on directors of corporations, including banking organizations.

    In view of the costs and uncertainties of such litigation, it is often prudent to settle proceedings in which claims against a director are made. Settlement amounts, even if immaterial to the corporation involved and minor compared to the enormous amounts frequently claimed, may strain or even exceed the financial resources of individual director defendants. As a result, directors may conclude that potential exposure to the costs and risks of proceedings in which they may become involved exceed any benefit from serving as a director.

    These developments have been perceived as a threat to the quality of directors and the stability of the governance of corporate affairs because of the unwillingness of some individuals to serve as directors, and the hesitancy of those who are willing to serve as directors to make independent and often difficult business judgments for the benefit of the corporation, without the protection of adequate insurance and indemnification provisions. The Board believes that the proposed amendments expanding and clarifying indemnification coverage and procedures will enhance FCFG's ability to retain and attract qualified individuals to serve as directors, and to allow such individuals to exercise their independent business judgment on behalf of FCFG and its shareholders.

    Effect of the Amendment.  Current law now permits an Article provision, if approved by shareholders, to require indemnification of a director unless his or her conduct is found to be egregious. Egregious conduct is intentional misconduct, authorizing improper dividends or other distributions, a knowing violation of the law, or the improper receipt of personal benefits.

    The Board recommends that the director standard of care be amended to make it consistent with the standard now permitted by state law. Thus, directors should not be liable in damages to FCFG unless their conduct is egregious. In addition, directors are provided with an absolute right to receive indemnification for any claim (including legal fees and costs in defending a claim), unless their conduct relating to the claim is finally adjudged to have been egregious.

    Any indemnification of a director of FCFG in accordance with the proposed Article amendment must be reported to FCFG's shareholders in the notice of the next shareholders' meeting. A brief description of the proceedings involving the director being indemnified and the nature and extent of the indemnification will be included. Accordingly, shareholders will be kept fully appraised as to the indemnification of any director of FCFG in the future.

    The Board may, by resolution, extend the provisions of the Article to any officer, employee or agent of FCFG. The Article provision serves to minimize the risk to FCFG of exposure to the fees and costs associated with a long, drawn-out lawsuit involving questions of negligence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
THE AMENDMENT TO THE ARTICLES OF INCORPORATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    FCFG has adopted procedures to assist its directors and executive officers with Section 16(a) of the Securities Exchange Act, which includes assisting the officer or director in preparing forms for filing with the Securities Exchange Commission. Based on the review of such forms, FCFG believes that all of its executive officers and directors complied with all filing requirements applicable to them.

AUDITORS

    Knight Vale & Gregory PLLC ("KVG"), independent certified public accountants, performed the audit of our consolidated financial statements for FCFG and its wholly owned subsidiaries for the year ended December 31, 2000. A representative of KVG has been invited to the Annual Meeting, and may have the opportunity to make a statement if desired. KVG may be available to respond to appropriate questions.

Fees Paid to Independent Auditors

    During the fiscal year ended December 31, 2000, fees paid to KVG, our independent auditors, consisted of the following:

    Audit Fees.  Audit fees billed to us by KVG during our 2000 fiscal year for audit of our annual financial statements and review of financial information included in our quarterly reports on Form 10-Q totaled $81,425.

    Financial Information Systems Design and Implementation Fees.  We did not engage KVG to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

    All Other Fees.  Fees, including out-of-pocket expenses, billed for services provided to the Company by Knight Vale & Gregory PLLC during 2000, other than the services described above under "Audit Fees," were $69,622.

    For the fiscal year 2000, the Board considered and deemed the services provided by KVG compatible with maintaining the principal accountant's independence.

OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Management's discussion and analysis of the Company should be read in conjunction with the accompanying consolidated financial statements. This analysis compares 2000 results and financial position with that of 1999 and 1998.

Forward-Looking Information

    Statements appearing in this report which are not historical in nature, including the discussions of the adequacy of the Company's capital resources and allowance for credit losses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PLSRA"). Forward-looking statements are subject to the risks and uncertainties that may cause actual future results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. FCFG does not undertake any obligation to publicly release any revisions to forward-looking statements contained in this Proxy Statement, with respect to events or circumstances after the date of this Proxy Statement, or to reflect the occurrence of unanticipated events.

    Such risks and uncertainties with respect to the Company include those related to the economic environment, particularly in the region in which the Company operates, competitive products and pricing, fiscal and monetary policies of the federal government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management and asset/liability management, the financial and securities markets, and the availability of and costs associated with sources of liquidity.

PERFORMANCE OVERVIEW

    In 2000, the Company's total assets grew 10%,or $30,462,000 to $324,235,000. Deposits increased $25,850,000, or 11% to $271,377,000. Total loans, net of allowance for credit losses, also increased by $25,850,000, and represented an 11% growth rate. Capital increased $3,755,000, primarily as a result of the earnings realized for the year less the $867,000 in cash dividends paid to shareholders. Increased market valuation of the investment portfolio also improved the capital position.

    Basic earnings per share for 2000 was $2.02 per share as compared to $0.64 per share for 1999 and $1.74 per share for 1998. The 2000 earnings represent the highest annual earnings in the Company's history. The 1999 earnings and rates of return were significantly impacted by a special loss provision related to a particular borrower, which is discussed further under "Allowance for Credit Losses".

    On November 1, 2000, the Bank entered into a Marketing and Servicing Agreement with Advance America. Advance America is a Delaware company formed in 1997 and is comprised of a group of Aparent-subsidiary@ companies whose function is to develop, own, acquire and manage cash advance centers throughout the United States. Under this agreement, the Bank offers short-term consumer loans (commonly known as "payday loans") to customers in the state of Alabama. Advance America acts as the Bank's agent in marketing and collecting these loans. The agreement has a term of three years and may be terminated without cause upon six months notice, and is immediately terminable in the event that any bank regulatory agency with jurisdiction over the Bank or the Company determines that the Bank's performance of the agreement is unlawful or is unsafe or unsound practice. The net revenues generated under the agreement amounted to $220,000 in 2000. After allocation of associated expenses, pre-tax net income was approximately $145,000.

    The following table sets forth certain operating and capital ratios for the Company at December 31:

	2000	1999	1998	1997	1996
Return on Average Assets	1.40%	0.48%	1.26%	.29%	1.08%
Return on Average Equity	13.62%	4.26%	12.61%	2.76%	9.30%
Average Equity to Average Assets Ratio	10.25%	11.32%	9.96%	10.40%	11.58%
Dividend Payout Ratio	19.88%	92.79%	—	—	—

SELECTED FINANCIAL DATA

	2000	1999	1998	1997	1996
	($ in thousands, except per share data)
For the Year
Net interest income after provision for credit losses	$16,104	$11,348	$14,302	$12,106	$9,361
Non-interest income	4,975	4,619	4,883	4,163	1,824
Non-interest expense and taxes	16,718	14,607	15,580	15,550	9,324

Net income	$4,361	$1,360	$3,605	$719	$1,861

Per Common Share
Basic Earnings Per Share(1)	$2.02	$.64	$1.74	$0.36	$1.01

Stock Dividends declared	—	—	5%	5%	5%
Cash Dividends Paid	$.40	$.58	—	—	—

Balance Sheet Data:
Total Assets	$324,235	$293,773	$271,566	$294,474	$176,501
Long-term debt	1,303	2,030	2,808	3,818	1,294
Stockholders' equity	34,373	30,618	30,341	26,165	20,919

(1)
Earnings per Share for all periods prior to 1997 have been restated in connection with the adoption of SFAS 128.

RESULTS OF OPERATIONS

Net Interest Income

    Net interest income in 2000 increased by $1,476,000, or 10%, from 1999 and $1,827,000, or 12%, over 1998. The rising rate environment, coupled with the increased balances of loans and deposits caused gross interest income and expense to increase over the levels of the previous years. During 2000, interest income increased $4,394,000, or 19%, compared to 1999 and $3,552,000, or 15%, compared to 1998. Interest expense increased $2,918,000, or 39%, over 1999 and $1,725,000, or 20%, over 1998. During the year the net interest margin decreased 22 basis points from 6.06% in 1999 to 5.84% in 2000.

    Total interest income on loans increased by $4,592,000. Of this amount, $3,934,000 resulted from an increase in the average volume of loans during the year. The rest of the increased loan interest was a result of the increase in the average interest rate which was earned on the loans, which increased to 9.89% over the 9.59% earned in 1999. Offsetting the increase in total loan interest, was a decline in the interest earned on investment securities and overnight investments, which decreased $184,000. An increase in the average yield on the portfolio to 6.25% from 6.00% in 1999 added $78,000 in earnings.

However, decreases in the portfolio and funds available for overnight investment reduced the balances on which interest could be earned and caused a decrease of $262,000. The trend toward a greater percentage of assets in loans continued in 2000, as loans represented 90% of the earning assets, up from 86% in 1999. Thus, a greater percentage of the Company's assets are invested in higher yielding assets.

    Interest expense on deposits increased 33% or $2,349,000 over 1999. Of this increase, $1,649,000 resulted from an increase in the volume of deposits, particularly higher costing time deposits, and $700,000 resulted from an increase in the average rate paid on deposits.

    Interest expense on other borrowings increased by $569,000, the result of an increase in both the volume of borrowing, as well as an increase in the average rate paid on those balances.

    Overall, the average cost of interest bearing deposit funding and borrowed funds increased from 3.71% in 1999 to 4.49% in 2000 as the bank relied more on higher cost time deposits and borrowed funds to meet a rapid increase in loan demand early in the year. As time deposits incurred in 2000 mature and renew in 2001, given the current lower rate environment, the Bank's cost of funds is expected to decline in the current year.

    An analysis of the change in net interest income is as follows (thousands):

	2000 compared to 1999 Increase (decrease) due to			1999 compared to 1998 Increase (decrease) due to
	Volume	Rate	Net	Volume	Rate	Net
Interest earned on:
Loans	$3,934	$658	$4,592	$1,735	$(1,028)	$707
Federal funds sold and deposits in banks	(38)	24	(14)	(358)	(62)	(420)
Investment securities	(262)	78	(184)	(947)	(182)	(1,129)
Total interest income	3,634	760	4,394	429	(1,271)	(842)
Interest paid on:
Savings, NOW and MMA	(271)	(144)	(415)	(55)	(234)	(289)
Time deposits	1,920	844	2,764	(586)	(473)	(1,059)
Other borrowings	527	42	569	166	(11)	155
Total Interest expense	2,176	742	2,918	(475)	(718)	(1,193)
Net interest income	$1,458	$18	$1,476	$904	$(553)	$351

    The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

    Average consolidated statements of financial position and analysis of net interest spread were as follows (dollars in thousands):

	Average Balance	2000 Interest Income (Expense)	Average Rates	Average Balance	1999 Interest Income (Expense)	Average Rates	Average Balance	1998 Interest Income (Expense)	Average Rates
Earning Assets:
Loans(1)	$253,963	$25,110	9.89%	$213,997	$20,518	9.59%	$194,016	$19,811	10.21%
Federal funds sold and interest bearing deposits in banks	1,618	98	6.06%	2,307	112	4.85%	9,529	532	5.58%
Investment securities	28,118	1,756	6.25%	32,318	1,940	6.00%	47,930	3,069	6.40%
Total earning assets and interest income	283,699	26,964	9.50%	248,622	22,570	9.08%	251,475	23,412	9.31%

Other Assets:
Cash and due from banks	11,667			13,208			12,178
Bank premises and equipment	9,540			9,583			10,312
Other assets	13,655			13,513			15,329
Allowance for credit losses	(6,066)			(2,471)			(2,276)
Total Assets	$312,495			$282,455			$287,018

Liabilities and Stockholders' Equity
Interest bearing liabilities:
Deposits:
Savings, NOW, and Money Market Deposits	$99,656	$(2,387)	2.40%	$110,746	$(2,802)	2.53%	$112,779	(3,091)	2.74%
Time deposits	118,085	(7,004)	5.93%	84,154	(4,240)	5.04%	95,273	(5,299)	5.56%

Total interest bearing deposits	217,741	(9,391)	4.31%	194,900	(7,042)	3.61%	208,052	(8,390)	4.03%
Other borrowings	14,147	(1,019)	7.20%	6,788	(450)	6.63%	4,269	(295)	6.91%

Total interest bearing liabilities and interest expense	231,888	(10,410)	4.49%	201,688	(7,492)	3.71%	212,321	(8,685)	4.09%

Non-interest bearing deposits	45,857			46,541			44,468
Other liabilities	2,722			2,264			1,640
Stockholders' equity	32,028			31,962			28,589

Total liabilities, stockholders' equity and net interest income	$312,495	$16,554		$282,455	$15,078		$287,018	$14,727

Net interest income as an average of earnings assets:
Interest Income			9.50%			9.08%			9.31%
Interest Expense			3.67%			3.01%			3.45%

Net Interest Income			5.84%			6.06%			5.86%

(1)
For purposes of these computations, non-accrual loans are included in the average loan balance outstanding. Loan fees and late charges of $1,933,000, $1,859,000 and $1,902,000 are included in interest income in 2000, 1999 and 1998, respectively.

Non-Interest Income

    Total non-interest income increased to $4,975,000, an 8% increase over 1999 and a 2% increase over 1998. Net service charges and fees on deposit accounts were comparable, although decreased slightly from the two prior periods. Mortgage loan origination fees continued to be hindered by the rising interest rate environment that prevailed during 2000. As a result, these fees decreased $161,000, or 14% from 1999, and $272,000, or 21%, from 1998. Other non-interest income increased by $544,000 from 1999 to $2,054,000, primarily due to a $215,000 increase in the reported amount of certain equity investments accounted for at fair value, and a $235,000 increase in the gain on the sale of assets, and $379,000 from 1998.

Non-Interest Expense

    Total non-interest expense increased by 3% and 2% over 1999 and 1998 respectively to total $14,598,000 for 2000. Salaries and benefits increased $126,000, or 2%, from 1999 and $207,000, or 3%, from 1998 to $8,071,000. Occupancy expenses increased by 2% from 1999 and 5% from 1998, as some of the newer locations experienced a full year of operating costs. Equipment expenses decreased by an additional 3% from 1999 just as 1999 had decreased from 1998. This decrease was realized despite the continued upgrading of the corporate infrastructure, including the implementation of a new core banking system, check imaging, and peripheral systems. Other expenses increased by 10% over 1999 and by 2% over 1998. The ratio of non-interest expense as a percent of average total assets for the year decreased to 4.67% from 4.99% in 1999 and 5.00% in 1998.

FINANCIAL CONDITION

Overview

    Consolidated total assets increased by 10% to $324,235,000 in 2000. Asset growth was greatest in the loan portfolio. Total loans, net of allowance for credit losses, increased $25,850,000, or 11% compared to 1999. Cash flows from the securities portfolio, along with increased deposits and borrowings, were used to fund the loan growth. Total deposits and short term borrowings at December 31, 2000 increased from 1999 by $25,850,000, or 11%, and $466,000, or 3%, respectively.

Investments

    The Company's investment portfolio decreased $1,711,000 to $27,405,000. Maturing securities and other cash flows from the portfolio were used to fund loan growth. Included in the portfolio are securities classified as "held-to-maturity", which are recorded at an amortized cost of $676,000, as well as securities classified as "available-for-sale", which are recorded at their fair value of $26,729,000. Because the available-for-sale portfolio is carried at fair value, its carrying value fluctuates with changes in market factors, primarily interest rates.

    The carrying amount of securities and the approximate fair values were as follows (dollars in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Realized Losses	Fair Value
Available-for-Sale Securities
December 31, 2000
Equity Securities	$1,890	$—	$—	$1,890
U.S. Government and agency securities	7,899	17	316	7,600
Corporate Securities	4,985	7	54	4,938
Mortgage backed securities	5,053	18	32	5,039
State and municipal securities	7,402	15	155	7,262
	$27,229	$57	$557	$26,729
December 31, 1999
Equity Securities	$1,774	$—	$—	$1,774
U.S. Government and agency securities	7,731	—	530	7,201
Corporate Securities	5,339	—	137	5,202
Mortgage backed securities	7,154	10	137	7,027
State and municipal securities	7,544	6	315	7,235
	$29,542	$16	$1,119	$28,439
December 31, 1998
Equity securities	$1,661	$—	$—	$1,661
U.S. Government and agency securities	15,578	114	255	15,437
Corporate securities	1,444	14	—	1,458
Mortgage backed securities	11,144	63	7	11,200
State and municipal securities	5,200	120	6	5,314
	$35,027	$311	$268	$35,070
Held-to-Maturity Securities
December 31, 2000
State and municipal securities	$676	$27	$1	$702
December 31, 1999
State and municipal securities	$677	$25	$1	$701
December 31, 1998
State and municipal securities	$677	$58	$1	$734

    The stated maturities of debt securities were as follows (dollars in thousands):

	Held-to-Maturity Securities			Available-For-Sale Securities
	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
Due in one year or less	$170	$173	9.09%	$1,230	$1,226	5.79%
Due after one year through five years	104	105	7.46%	9,718	9,604	6.33%
Due after five years through ten years	402	424	9.27%	6,460	6,356	6.82%
Due after 10 years	—	—	—%	7,931	7,653	6.82%
	$676	$702		$25,339	$24,839

    Weighted average yield is reported on tax-equivalent basis. Mortgage backed securities are allocated based on their anticipated principal repayment.

    There were no gross realized gains or gross realized losses on sales of securities available for sale in 2000, 1999, or 1998.

    Gross realized gains and losses on sales of securities available for sale were $11,000 and $5,000, respectively in 1998.

Loans

    Loan balances of portfolio loans increased by $22,358,000 to $255,183,000 in 2000.

    The composition of the loan portfolio was as follows at December 31 (dollars in thousands):

	2000		1999		1998		1997		1996
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Commercial	$37,989	14.9%	$34,981	15.0%	$29,446	15.2%	$36,995	19.0%	$27,353	20.9%
Real estate construction	39,486	15.5%	19,169	8.2%	17,390	8.9%	24,423	12.5%	14,071	10.8%
Real estate mortgage	167,680	65.7%	170,203	73.1%	141,120	72.6%	124,954	64.1%	83,242	63.7%
Consumer	10,028	3.9%	8,472	3.7%	6,405	3.3%	8,489	4.4%	5,966	4.6%
	$255,183	100.0%	$232,825	100.0%	$194,361	100.0%	$194,861	100.0%	$130,632	100.0%

    The Bank's loan portfolio is concentrated in real estate secured loans. Real estate mortgage loans primarily consist of commercial loans secured by real estate.

    The following table shows the maturity analysis of commercial and real estate construction loans outstanding as of December 31, 2000 (dollars in thousands):

	Within One Year	After One But Within Five Years	After Five Years	Total
Commercial	$21,954	$13,204	$2,831	$37,989
Real estate construction	17,231	8,178	14,077	39,486
	$39,185	$21,382	$16,908	$77,475

    Of these loans maturing after one year, $24,894,000 have predetermined or fixed interest rates and $13,396,000 have floating or adjustable interest rates.

Deposits

    Total deposits increased by $25,850,000, or 11% from 1999 to $271,377,000. Non-interest bearing deposits increased by 15% to $48,715,000 in 2000 from $42,481,000 in 1999. Savings and interest bearing deposits and time deposits increased by $19,616,000, or 10%, to $222,662,000.

    The Bank's average deposits for the year ended December 31, 2000 are summarized as follows (dollars in thousands):

	2000			1999			1998
	Amount	%	Weighted Average Rate	Amount	%	Weighted Average Rate	Amount	%	Weighted Average Rate
Demand Deposits	$45,857	17.4		$46,541	19.3		$44,468	17.6
Interest bearing demand	75,245	28.5	2.47%	85,008	35.2	2.69%	86,328	34.2	2.86%
Savings Accounts	24,411	9.3	2.18%	25,738	10.7	2.28%	26,451	10.5	2.37%
Other time deposits	118,085	44.8	5.93%	84,155	34.8	5.04%	95,273	37.7	5.56%
TOTAL	$263,598	100.0		$241,441	100.0		$252,520	100.0

    Time deposits at December 31, 2000 are scheduled to mature as follows (dollars in thousands):

	Under $100,000	$100,000 and over	Total
0-90 days	$32,217	$19,780	$51,997
91-180 days	29,176	4,682	33,858
181-365 days	30,190	3,472	33,662
Over 1 year	4,101	1,008	5,109
	$95,684	$28,942	$124,626

Asset Quality

    Nonperforming assets consist of loans on which interest is no longer accrued, accruing loans past due 90 days or more and foreclosed real estate and other assets. Total nonperforming assets increased 90% to $6,225,000 at December 31, 2000, primarily as a result of foreclosure on the collateral of one of the Bank's large public commercial loan customers, which accounts for $3,000,000 of this balance. This loan was fully reserved in 1999 and the collateral obtained during the fourth quarter of 2000. Non-accrual loans decreased by $619,000, or 42% to $857,000. Accruing loans past due 90 days or more increased from $28,000 to $1,264,000. Any anticipated losses on these loans have been fully reserved for in the allowance for credit losses.

    Loans will be placed on nonaccrual using the following guidelines: 1) a loan will be placed on nonaccrual when collection of all principal or all interest is deemed unlikely; and 2) a loan will automatically be placed on nonaccrual when principal or interest is 90 days or more past due unless the loan is both well secured and in the process of being collected. Placing a loan on nonaccrual does not diminish in any way the Bank's claims against the borrower.

    Nonperforming assets were as follows at December 31 (dollars in thousands):

	2000	1999	1998	1997	1996
Non-accrual loans	$857	$1,476	$2,492	$4,381	$1,898
Accruing loans past due 90 days or more	1,264	28	471	319	1,238
Foreclosed real estate	4,097	1,890	1,996	2,105	1,063
Other assets	7	24	—	132	—
	$6,225	$3,276	$4,959	$6,937	$4,199

    The gross interest income that would have been recorded in 2000 if the loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held for part of the period, totaled $62,000. No interest income on these loans was included in net income in 2000.

    The Company is not aware of any loans continuing to accrue interest at December 31, 2000 that represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources. Material credits about which management is aware of any information which would raise serious doubts as to the ability of such borrowers to comply with the loan repayment terms have been fully reserved in the allowance for credit losses.

Allowance for Credit Losses

    The allowance for credit losses reflects management's current estimate of the amount required to absorb losses on existing loans and commitments to extend credit. Determination of the appropriate level of the allowance is based on an analysis of various factors including historical loss experience based on volumes and types of loans, volumes and trends in delinquencies and non-accrual loans, trends in portfolio volume, results of internal and independent external credit reviews, and anticipated economic conditions. An analysis of the adequacy of the allowance is subject to quarterly review by the Board of Directors. Based on this analysis, management considers the allowance for credit losses to be adequate.

    Transactions in the allowance for credit losses for the five years ended December 31, 2000 are as follows (dollars in thousands):

	2000	1999	1998	1997	1996
Balance at beginning of year	$5,825	$2,290	$2,122	$1,420	$1,376
Provision for credit losses	450	3,730	425	1,015	261
Transfer to allowance for possible losses on foreclosed real estate	(500)	—	—	—	—
Transfer from Prairie Security Bank	—	—	—	469	—
Charge offs:
Commercial	(2,217)	(116)	(219)	(627)	(34)
Real Estate Mortgage	(77)	(65)	(98)	(69)	(116)
Consumer	(57)	(66)	(94)	(111)	(77)

	(2,351)	(247)	(411)	(807)	(227)

Recoveries	79	52	154	25	10
Net charge-offs	(2,272)	(195)	(257)	(782)	(217)
Balance at end of year	$3,503	$5,825	$2,290	$2,122	$1,420
Ratio of net charge-offs to average loans outstanding	.89%	.09%	.13%	.44%	.17%

    The allowance for credit losses decreased $2,322,000 in 2000. Of this decrease, $2,043,000 was the charge-off of a loan to one of the Bank's large public commercial loan customers, which had been specially provided for in 1999 when it's financial condition deteriorated.

    In May 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and in October 1996, issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan—Income Recognition Disclosures, an amendment to SFAS No. 114". The Company measures impaired loans based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair market value of the collateral if the loan is collateral dependent. The Company excludes loans that are currently measured at fair value or at the lower of cost or fair value, and certain large groups of smaller balance homogeneous loans that are collectively measured for impairment. The following table summarizes the Bank's impaired loans at December 31:

	2000	1999	1998	1997	1996
Total Impaired Loans	$857,000	$4,726,000	$2,492,000	$4,381,000	$1,898,000
Total Impaired Loans with Valuation Allowance	$817,000	$3,680,000	$362,000	$992,000	$1,493,000
Allocation of Allowance for Credit Losses	$308,000	$3,347,000	$227,000	$139,000	$132,000

    No allocation of the allowance for credit losses was considered necessary for the remaining impaired loans. The balance of the allowance for credit losses in excess of these specific reserves is available to absorb losses from all loans.

    It is the Company's policy to charge-off any loan or portion of a loan that is deemed uncollectible in the ordinary course of business. The entire allowance for credit losses is available to absorb such charge-offs. The Company allocates its allowance for credit losses primarily on the basis of historical data. Based on certain characteristics of the portfolio, losses can be anticipated for major loan categories.

    In the following table, the allowance for credit losses at December 31, 2000, 1999, 1998, 1997 and 1996 has been allocated among major loan categories based on a number of factors including quality, volume, economic outlook and other business considerations (dollars in thousands):

	2000		1999		1998		1997		1996
	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans
Commercial	$1,626	14.9%	$3,616	15.0%	$576	15.2%	$678	19.0%	$412	29.0%
Real Estate	1,800	81.2%	2,112	81.3%	1,633	81.5%	1,200	76.6%	887	62.5%
Consumer	77	3.9%	97	3.7%	81	3.3%	244	4.4%	121	8.5%
Total	$3,503	100.0%	$5,825	100.0%	$2,290	100.0%	$2,122	100.0%	$1,420	100.0%

Liquidity, Rate Sensitivity and Market Risk

    The Company's assets and liabilities are managed to maximize long-term shareholder returns by optimizing net interest income within the constraints of maintaining high credit quality, conservative interest rate risk disciplines and prudent levels of liquidity. The Asset/Liability Committee meets regularly to monitor the composition of the balance sheet, to assess current and projected interest rate trends, and to formulate strategies consistent with established objectives for liquidity, interest rate risk and capital adequacy.

    Liquidity management involves the ability to meet cash flow requirements of customers who may be either depositors withdrawing funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Liquidity is generated from both internal and external sources. Internal sources include assets that can be converted to cash with little or no risk of loss. These include overnight investments in federal funds sold and investment securities available for sale, particularly those of shorter maturity, and are the principal source of asset liquidity. At December 31, 2000, cash, deposits in banks, interest bearing deposits in banks and securities available for sale totaled $39,541,000. External sources refer to the ability to attract new liabilities and capital. They include increasing savings and demand deposits, federal funds purchased, and the issuance of capital and debt securities. At December 31, 2000, overnight and federal funds lines of credit totaled $38,524,000. These credit lines were accessed regularly as a source of funding during 2000 and amounted to $12,652,000 at December 31, 2000.

    Management believes the Bank's liquidity position at December 31, 2000, was adequate to meet its short term funding requirements.

    Interest rate sensitivity is closely related to liquidity, as each is directly affected by the maturity of assets and liabilities. The Company's net interest margin is affected by changes in the level of market interest rates. Management's objectives are to monitor and control interest rate risk and ensure predictable and consistent growth in net interest income.

    Management considers any asset or liability which matures, or is subject to repricing within one year to be interest sensitive, although continual monitoring is performed for other time intervals as well. The difference between interest sensitive assets and liabilities for a defined period of time is known as the interest sensitivity "gap", and may be either positive or negative. If positive, more assets reprice before liabilities. If negative, the reverse is true. Gap analysis provides a general measure of interest rate risk but does not address complexities such as prepayment risk, interest rate floors and ceilings imposed on financial instruments, interest rate dynamics and customers' response to interest rate changes. Currently the Bank's interest sensitivity gap is negative within one year. Assuming that general market interest rate changes affect the repricing of assets and liabilities in equal magnitudes, the effect of rising interest rates on the Company would be a decrease in the net interest margin, whereas falling interest rates would cause a corresponding increase in the margin.

Interest Rate Gap AnalysisDecember 31, 2000

(dollars in thousands)	Within One Year	After One But Within Five Years	After Five Years	Total
Loans	$86,074	$129,325	$39,784	$255,183
Securities:
Available for sale	1,226	9,604	14,009	24,839
Held to maturity	170	104	402	676
Interest bearing deposits with banks	172	—	—	172
Total Earning Assets	$87,642	$139,033	$54,195	$280,870
Deposits:
Savings, NOW and money market	$98,036	$—	—	$98,036
Time deposits	119,517	5,109	—	124,626
Short-term borrowings	14,001	—	—	14,001
Long-term debt	730	573	—	1,303
Total Interest Bearing Liabilities	$232,284	$5,682	—	$237,966
Net Interest Rate Sensitivity Gap	($144,642)	$133,351	$54,195	$42,904

    The Company's market risk is impacted by changes in interest rates. Other types of market risk, such as foreign currency exchange rate risk and commodity price risk, do not arise in the normal course of the Company's business.

    The Company has market risk in the form of interest rate risk on its financial assets. In an effort to understand the relative impact of this risk on the Company's current financial situation, a process known as a rate shock is applied to the current financial assets.

    Rate shock is a process wherein the characteristics of the financial assets of the Company are reviewed in the event they are subjected to an instantaneous and complete adjustment in the market rate of interest. These results are modeled to determine the effects on interest rate margin for the succeeding twelve months from the repricing of variable rate assets and liabilities where applicable. The level of impact on the various assets and liabilities are also estimated for their sensitivity to pricing changes of such a market interest rate change.

    According to this model and its assumptions, the change in net interest margin in the event market interest rates were to immediately rise or fall by 100 basis points is estimated to be $399,000. This amount represents approximately 2.4% of the 2000 net interest income.

Capital

    Consolidated capital of FCFG increased $3,755,000 during 2000. In addition to net earnings of $4,361,000, the exercise of stock options added $515,000, increases in the market value of available for sale securities, net of tax, amounted to $396,000, tax benefits associated with the exercise of stock options provided $107,000 and payments by the KSOP on the debt related to the Company's KSOP amounted to $177,000. Decreases to capital came from the repurchase of Company common stock, which used $934,000 of Company capital and the payment of cash dividends of $0.40 per share, or $867,000. Cash dividends totaling $0.58 per share were paid in 1999. No cash dividends were paid in 1998, 1997 or 1996.

    There are regulatory constraints placed upon capital adequacy, however it is necessary to maintain an appropriate ratio between capital and assets. Regulations require banks and holding companies to maintain a minimum "leverage" ratio (primary capital ratio) of total assets. For the most highly rated holding companies this ratio must be at least 3%, and for others it must be 4 to 5%. At December 31, 2000, the Company's leverage ratio was 8.97%, compared to 8.47% at year-end 1999. For regulatory purposes, any goodwill and core deposit premium is treated as a reduction of capital. In addition, holding companies are required to meet minimum risk-based capital guidelines under which risk percentages are assigned to various categories of assets and off-balance-sheet items to calculate a risk-adjusted capital ratio. Tier I capital generally consists of common stockholders' equity, less goodwill and other intangible assets, while Tier II capital includes the allowance for credit losses, subject to 1.25% limitation of risk-adjusted assets. The rules require Tier II capital of 4% of risk-adjusted assets and total capital (combined Tier I and Tier II) of 8%. At December 31, 2000, our Tier I capital ratio was 9.24%, and total capital was 10.39%. The similar ratios at December 31, 1999 were a Tier I capital ratio of 8.94% and a total capital ratio of 10.21%.

    Information concerning short-term borrowings is summarized as follows:

Average balance during the year	$14,050	$6,002
Average interest rate during the year	6.4%	5.0%
Maximum month-end balance during the year	$20,148	$12,131
Weighted average rate at December 31, 2000	6.8%	4.6%

Supplementary Data

	Dec 2000	Sept 2000	June 2000	March 2000	Dec 1999	Sept 1999	June 1999	March 1999
	(Dollars in thousands, except per share amounts)
Interest income	$6,690	$6,904	$6,717	$6,653	$5,897	$5,804	$5,569	$5,300
Interest expense	2,768	2,740	2,695	2,207	2,029	1,906	1,808	1,749
Net interest income	3,922	4,164	4,022	4,446	3,868	3,898	3,761	3,551
Provision for credit losses	40	120	120	170	3,370	120	120	120
Non-interest income	1,133	1,398	1,168	1,276	1,197	1,187	1,165	1,070
Non-interest expense	3,263	3,799	3,720	3,816	3,359	3,575	3,673	3,502
Income taxes (benefit)	521	551	451	597	(625)	434	364	325
Net income (loss)	$1,231	$1,092	$899	$1,139	$(1,039)	$956	$769	$674
Basic earnings per share	$0.56	$0.51	$0.42	$0.53	$(0.48)	$0.44	$0.36	$0.32

FUTURE OUTLOOK

    The following statements are forward-looking and should be read in conjunction with information contained in the section entitled "Forward-looking Information".

    The Company's objective is to continue growing in current and contiguous market areas in order to achieve greater economies of scale, and to have sufficient physical presence in these markets to effectively serve its customers. The Company has employed a strategy of growth by a combination of acquisitions and de novo branching, and will likely continue this strategy in the future. Management believes its growth prospects are very good, particularly in Pierce County, and intends to actively pursue expansion opportunities.

    Interest rate trends have reversed as we enter 2001, a dramatic change from the environment experienced in the past two years. The reduction in interest rates are generally positive for the markets we serve. Mortgage originations and refinancings are anticipated to rise on the interest rate reductions. As the cost of borrowing declines, more businesses and consumers find it feasible to initiate projects or make purchases that would otherwise be too expensive. This points toward the possibility of loan demand continuing to rise while we maintain credit quality standards.

    Although the new loans will be made at somewhat lower rates than those of the previous year, the funding is expected to be less expensive as well. As market rates decline, the rates paid on deposits and borrowed funds will decrease, and generally faster than those of the loans with longer maturities. Intense competition for deposit dollars has been a factor of the last few years. This competition has led to rate increases that went beyond those of alternate sources, such as Treasury securities, and has proven resistant to the declining interest rate environment. The impact of competitive market conditions will be watched closely as it appears as if we are on the brink of another change in the interest rate cycle.

Forward Looking Statements

    The discussion above regarding the Company's future outlook includes certain "forward looking statements" within the PLSRA. The Company desires to take advantage of the "safe harbor" provisions of the PLSRA as they apply to forward looking statements. The Company's ability to predict the results of future plans is inherently uncertain, and is subject to factors that may cause actual results to differ materially from those projected.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Shareholders interested in presenting a proposal for consideration at the annual meeting of shareholders in 2002 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion in the proxy statement, shareholder proposals must be received by the Company no later than December 3, 2001. Additionally, if notice of a shareholder proposal is received after February 16, 2002, the persons named as proxies in the form of proxy will have discretionary authority to vote on the shareholder proposal.

MISCELLANEOUS

    Any shareholder may obtain without charge a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 2000. Written requests for the Form 10-K should be addressed to James F. Arneson,

First Community Financial Group, Inc., 721 College Street, P.O. Box 3800, Lacey, Washington 98509-3800.

By Order of the Board of Directors
Lacey, Washington	James F. Arneson
April 6, 2001	Secretary

IMPORTANT: The prompt return of proxies will save FCFG the expense of further requests for proxies, you are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. If you do attend the meeting, you may then withdraw your Proxy. Any person giving a Proxy may revoke it prior to its exercise.

APPENDIX A

FIRST COMMUNITY BANK AUDIT COMMITTEE CHARTER

A.
The Audit Committee is appointed to assist the Board in monitoring (a) the integrity of the financial statements of the Company, (b) the compliance by the Company with applicable legal and regulatory requirements and (c) the independence and performance of the Company's internal and external auditors.

B.
The members of the Audit Committee will be appointed by the Board.

C.
The Audit Committee will have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

D.
The Audit Committee will make regular reports to the Board.

E.
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent audit or to assure compliance with applicable laws and regulations.

F.
The Audit Committee shall:

1.
Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.
Review the annual audited financial statements with the Company's management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3.
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4.
Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Forms 10-Q.

5.
Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.
Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7.
Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.
Review and approve the fees to be paid to the independent auditor.

9.
Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

1

  10.
  Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  11.
  Review the appointment and replacement of the senior internal auditing executive.

  12.
  Review the significant reports to management prepared by the internal auditing department and management's responses.

  13.
  Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

  14.
  Obtain from the independent auditor assurance that the procedures and evaluation required by Section 10A(a)(1)-(3) of the Securities Exchange Act of 1934 have not resulted in the identification of any matters that would require investigation and a report to management pursuant to Section 10A(b).

  15.
  Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary entities are in conformity with applicable legal requirements.

  16.
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  17.
  Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

  i.
  Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

  i.
  Any changes required in the planned scope of the internal audit.

  ii.
  The internal audit department responsibilities, budget and staffing.
  18.
  Prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  19.
  Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

  20.
  Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  21.
  Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

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APPENDIX B

AMENDMENT TO ARTICLES OF INCORPORATION

OF

FIRST COMMUNITY FINANCIAL GROUP, INC.

ARTICLE 4.

    The aggregate number of shares that the Corporation shall have authority to issue is 10,200,000, shares, 10,000,000 of which shall be common shares with no par value per share, and 200,000 shares of preferred stock with no par value per share. The preferred stock will have such rights and preferences as may be determined by resolution of the Board of Directors.

ARTICLE 13.

    INDEMNIFICATION AND DIRECTOR LIABILITY

    Section 13.1  Definitions.  As used in this Article:

    The term "Egregious Conduct" by a person shall mean acts or omissions that involve intentional misconduct or a knowing violation of law, conduct violating Section 23B.08.310 of the Revised Code of Washington, as amended, or participation in any transaction from which the person will personally receive a benefit in money, property, or services to which the person is not legally entitled.

    The term "Finally Adjudged" shall mean stated in a judgment based upon clear and convincing evidence by a court having jurisdiction, from which there is no further right to appeal.

    The term "Director" shall mean any person who is a director of the corporation and any person who, while a director of the corporation, is serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of the corporation or of any employer in which it has an ownership interest; and "conduct as a Director" shall include conduct while a Director is acting in any of such capacities.

    The term "Officer-Director" shall mean any person who is simultaneously both an officer and director of the corporation and any person who, while simultaneously both an officer and director of the corporation, is serving at the request of the corporation as a director, officer, manager, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of the corporation or of any employer in which it has an ownership interest; and "conduct as an Officer-Director" shall include conduct while such a person is acting as an officer of the corporation or in any of such other capacities.

    The term "Subsidiary Corporation" shall mean any corporation or limited liability company at least eighty percent of the voting interests of which is held beneficially by this corporation.

    The term "Subsidiary Outside Director" shall mean any person who, while not principally employed by this corporation or any Subsidiary Corporation, is a director or manager of a Subsidiary Corporation and any such person who, while a director or manager of a Subsidiary Corporation, is serving at the request of such corporation as a director, officer, manager, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of such corporation or of any employer in which it has an ownership interest;

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and "conduct as a Subsidiary Outside Director" shall include conduct while such a person is acting in any of such capacities.

    Section 13.2  Liability of Directors.  No Director, Officer-Director, former Director or former Officer-Director shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a Director or Officer-Director occurring after the effective date of this Article unless the conduct is Finally Adjudged to have been Egregious Conduct.

    Section 13.3  Liability of Subsidiary Outside Directors.  No Subsidiary Outside Director or former Subsidiary Outside Director shall be personally liable in any action brought directly by this corporation as a shareholder of the Subsidiary Corporation or derivatively on behalf of the Subsidiary Corporation (or by any shareholder of this corporation double-derivatively on behalf of this corporation and the Subsidiary Corporation) for monetary damages for conduct as a Subsidiary Outside Director occurring after the effective date of this Article unless the conduct is Finally Adjudged to have been Egregious Conduct.

    Section 13.4  Mandatory Indemnification of Directors.  Subject to Sections 13.7 and 13.8 of this Article, the corporation shall indemnify any person who is, or is threatened to be made, a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, and whether by or in the right of the corporation or its shareholders or by any other party, by reason of the fact that the person is or was a Director, Officer-Director, or Subsidiary Outside Director against judgments, penalties or penalty taxes, fines, settlements (even if paid or payable to the corporation or its shareholders or to a Subsidiary Corporation) and reasonable expenses, including attorneys' fees, actually incurred in connection with such action, suit or proceeding unless the liability and expenses were on account of conduct Finally Adjudged to be Egregious Conduct.

    Section 13.5  Advancing Expenses.  Except as prohibited by Sections 13.7 and 13.8 of this Article, the reasonable expenses, including attorneys' fees, of a Director, Officer-Director, Subsidiary Outside Director, or person formerly serving in any such capacities, incurred in connection with an action, suit or proceeding in which the individual is entitled to indemnification under Section 13.4 shall be paid or reimbursed by the corporation, upon request of such person, in advance of the final disposition of such action, suit or proceeding upon receipt by the corporation of a written, unsecured promise by the person to repay such amount if it shall be Finally Adjudged that the person is not eligible for indemnification. All expenses incurred by such person in connection with such action, suit or proceeding shall be considered reasonable unless Finally Adjudged to be unreasonable.

    Section 13.6  Procedure.  Except as required by Sections 13.7 and 13.8 of this Article, no action by the Board of Directors, the shareholders, independent counsel, or any other person or persons shall be necessary or appropriate to the determination of the corporation's indemnification obligation under this Article in any specific case, to the determination of the reasonableness of any expenses incurred by a person entitled to indemnification under this Article, nor to the authorization of indemnification in any specific case.

    Section 13.7  Exception for Internal Claims.  Notwithstanding anything else in these Articles, the corporation shall not be obligated to indemnify any person for any expenses, including attorneys' fees, incurred to assert any claim against the corporation (except a claim to enforce rights to indemnification) or any person related to or associated with it, including any person who would be entitled hereby to indemnification in connection with the claim.

    Section 13.8  Exception for Regulatory Claims.

      Regulatory Proceedings Generally. Notwithstanding anything else in these Articles, indemnification of any Director, Officer-Director or Subsidiary Outside Director, or any person formerly serving in any such capacities, and advancement of expenses in connection with either an

2

  administrative proceeding or a civil action instituted by a federal banking agency ("Regulatory Proceedings") shall be governed by this Section.

      Banking Regulations Defined. The term "Banking Regulations" shall mean any state or federal laws or regulations applicable to the corporation, or any formal policies adopted by a regulatory agency having jurisdiction over the corporation.

      Indemnification in Regulatory Proceedings. The corporation shall provide indemnification and advancement of expenses in connection with Regulatory Proceedings to the extent permitted, and in the manner prescribed by Banking Regulations. Insurance and other means to ensure payment of costs and expenses in Regulatory Proceedings may be obtained or provided to the extent permitted and in the manner prescribed by Banking Regulations.

      Federal Deposit Insurance Corporation. Notwithstanding anything else in these Articles, the Articles are subject to the requirements and limitations set forth in state and federal laws, rules, regulations, and orders regarding indemnification and prepayment of legal expenses and liabilities, including Section 18(k) of the Federal Deposit Insurance Act, as amended, and Part 359 of the Federal Deposit Insurance Corporation's Rules and Regulations or any successor regulations. To the extent of any conflict between state and federal law regarding the interpretation and scope of the Articles, federal law shall supercede and control.

    Section 13.9  Enforcement of Rights.  The corporation shall indemnify any person granted indemnification rights under this Article against any reasonable expenses incurred by the person to enforce such rights.

    Section 13.10  Set-off of Claims.  Any person granted indemnification rights herein may directly assert such rights in set-off of any claim raised against the person by or in the right of the corporation and shall be entitled to have the same tribunal which adjudicates the corporation's claim adjudicate the person's entitlement to indemnification by the corporation.

    Section 13.11  Continuation of Rights.  The indemnification rights provided in this Article shall continue as to a person who has ceased to be a Director, Officer-Director, or Subsidiary Outside Director and shall inure to the benefit of the heirs, executors, and administrators of such person.

    Section 13.12  Effect of Amendment or Repeal.  Any amendment or repeal of this Article shall not adversely affect any right or protection of a Director, Officer-Director, or Subsidiary Outside Director or person formerly serving in any of such capacities existing at the time of such amendment or repeal with respect to acts or omissions occurring prior to such amendment or repeal.

    Section 13.13  Severability of Provisions.  Each of the substantive provisions of this Article is separate and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions.

    Section 13.14  Application to Officers, Employees and Agents.  By resolution, the Board of Directors may extend the provisions of this Article 13 to any officers, employees or agents of the corporation.

ARTICLE 18

SPECIAL MEETINGS OF SHAREHOLDERS

    Special meetings of the shareholders may be called at any time by the President, a majority of the Board of Directors, or by shareholders owning in the aggregate not less than fifty percent (50%) of the shares entitled to vote at the special meeting.

3

First

Community

Financial

Group

Inc.

and

Subsidiary

Consolidated

Financial

Report

December 31

2000

Contents
Independent Auditors' Report	F-1
Consolidated Financial Statements
Consolidated Balance Sheets	F-2
Consolidated Statements of Income	F-3
Consolidated Statements of Stockholders' Equity	F-4—F-5
Consolidated Statements of Cash Flows	F-6—F-7
Notes to Consolidated Financial Statements	F-8—F-31

Independent Auditors' Report

Board of Directors
 First Community Financial Group, Inc.
Lacey, Washington

    We have audited the accompanying consolidated balance sheets of First Community Financial Group, Inc. and Subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Community Financial Group, Inc. and Subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.

KNIGHT VALE & GREGORY PLLC
January 12, 2001
Tacoma, Washington

Consolidated Balance Sheets

First Community Financial Group, Inc. and Subsidiary

December 31, 2000 and 1999
(Dollars in Thousands)

	2000	1999
Assets
Cash and due from banks	$12,640	$10,349
Interest bearing deposits in banks	172	136
Securities available for sale	26,729	28,439
Securities held to maturity (market value: 2000—$702; 1999—$701)	676	677
Loans held for sale	4,121	2,951
Loans	255,183	232,825
Allowance for credit losses	(3,503)	(5,825)
Net loans	251,680	227,000
Premises and equipment	10,067	9,187
Foreclosed real estate	4,097	1,890
Accrued interest receivable	1,817	1,226
Cash value of life insurance	3,110	3,014
Goodwill	6,677	7,085
Other assets	2,449	1,819
Total assets	$324,235	$293,773
Liabilities
Deposits:
Demand	$48,715	$42,481
Savings and interest-bearing demand	98,036	105,519
Time	124,626	97,527
Total deposits	271,377	245,527
Federal funds purchased	2	3,200
Short-term borrowings	13,999	10,335
Long-term debt	1,303	2,030
Accrued interest payable	450	299
Other liabilities	2,731	1,764
Total liabilities	289,862	263,155
Commitments and Contingent Liabilities	—	—
Stockholders' Equity
Preferred stock (no par value); 200,000 shares authorized, none issued	—	—
Common stock (par value: $2.50); 10,000,000 shares authorized, shares issued: 2000—2,184,003; 1999—2,177,167	5,460	5,443
Surplus	23,099	23,428
Retained earnings	6,349	2,855
Accumulated other comprehensive loss	(332)	(728)
Unearned KSOP shares	(203)	(380)
Total stockholders' equity	34,373	30,618
Total liabilities and stockholders' equity	$324,235	$293,773

See notes to consolidated financial statements.

Consolidated Statements of Income

First Community Financial Group, Inc. and Subsidiary

Years Ended December 31, 2000, 1999 and 1998

(Dollars in Thousands, Except Per Share Data)

	2000	1999	1998
Interest Income
Loans	$25,110	$20,518	$19,811
Federal funds sold and deposits in banks	98	112	532
Investment securities:
Taxable	1,369	1,560	2,799
Non-taxable	387	380	270
Total interest income	26,964	22,570	23,412
Interest Expense
Deposits	9,391	7,042	8,390
Other	1,019	450	295
Total interest expense	10,410	7,492	8,685
Net interest income	16,554	15,078	14,727
Provision for Credit Losses	450	3,730	425
Net interest income after provision for credit losses	16,104	11,348	14,302
Non-Interest Income
Service charges on deposit accounts	1,922	1,949	1,931
Origination fees and gains on sales of loans	999	1,160	1,271
Gain on sale of securities available for sale	—	—	6
Other operating income	2,054	1,510	1,675
Total non-interest income	4,975	4,619	4,883
Non-Interest Expenses
Salaries	6,645	6,325	6,446
Employee benefits	1,426	1,620	1,418
Occupancy	1,023	1,003	978
Equipment	1,163	1,200	1,239
Other	4,341	3,961	4,258
Total non-interest expenses	14,598	14,109	14,339
Income before income taxes	6,481	1,858	4,846
Income Taxes	2,120	498	1,241
Net income	$4,361	$1,360	$3,605
Earnings Per Share
Basic	$2.02	$.64	$1.74
Diluted	1.96	.60	1.62

See notes to consolidated financial statements.

Consolidated Statements of Stockholders' Equity

First Community Financial Group, Inc. and Subsidiary

Years Ended December 31, 2000, 1999 and 1998

(Dollars in Thousands)

	Shares of Common Stock	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Unearned KSOP Shares	Total
Balance, January 1, 1998	1,995,426	$4,988	$20,459	$1,596	$68	($946)	$26,165
Comprehensive income:
Net income	—	—	—	3,605	—	—	3,605
Other comprehensive loss, net of tax:
Change in fair value of securities available for sale	—	—	—	—	(40)	—	(40)
Comprehensive income							3,565
Stock options exercised	35,680	89	188	—	—	—	277
5% stock dividend	99,187	248	2,182	(2,444)	—	—	(14)
Stock repurchased	(4,146)	(10)	(70)	—	—	—	(80)
Income tax benefit from exercise of stock options	—	—	80	—	—	—	80
Compensation expense for issuance of stock options	—	—	10	—	—	—	10
Net decrease in unearned KSOP shares	—	—	—	—	—	338	338
Balance, December 31, 1998	2,126,147	5,315	22,849	2,757	28	(608)	30,341
Comprehensive income:
Net income	—	—	—	1,360	—	—	1,360
Other comprehensive loss, net of tax:
Change in fair value of securities available for sale	—	—	—	—	(756)	—	(756)
Comprehensive income							604
Stock options exercised	51,020	128	402	—	—	—	530
Cash dividends declared ($.58 per share)	—	—	—	(1,262)	—	—	(1,262)
Income tax benefit from exercise of stock options	—	—	177	—	—	—	177
Net decrease in unearned KSOP shares	—	—	—	—	—	228	228
Balance, December 31, 1999	2,177,167	5,443	23,428	2,855	(728)	(380)	30,618
Comprehensive income:
Net income	—	—	—	4,361	—	—	4,361
Other comprehensive loss, net of tax:
Change in fair value of securities available for sale	—	—	—	—	396	—	396
Comprehensive income							4,757
Stock options exercised	46,834	117	398	—	—	—	515
Stock repurchased	(39,998)	(100)	(834)	—	—	—	(934)
Cash dividends declared ($.40 per share)	—	—	—	(867)	—	—	(867)
Income tax benefit from exercise of stock options	—	—	107	—	—	—	107
Net decrease in unearned KSOP shares	—	—	—	—	—	177	177
Balance, December 31, 2000	2,184,003	$5,460	$23,099	$6,349	$(332)	$(203)	$34,373

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows

First Community Financial Group, Inc. and Subsidiary

Years Ended December 31, 2000, 1999 and 1998

(Dollars in Thousands)

	2000	1999	1998
Cash Flows from Operating Activities
Net income	$4,361	$1,360	$3,605
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	450	3,730	425
Depreciation and amortization	1,085	1,096	1,296
Deferred income taxes (benefit)	942	(1,119)	327
Stock dividends received	(115)	(122)	(129)
Amortization of goodwill	408	408	391
Origination of loans held for sale	(44,119)	(48,753)	(55,868)
Proceeds from sales of loans held for sale	43,154	50,258	55,716
(Increase) decrease in cash value of life insurance	(96)	(7)	200
Gain on sales of foreclosed real estate	(48)	(11)	(431)
Gain on sale of premises and equipment	(198)	—	—
(Increase) decrease in accrued interest receivable	(591)	(106)	371
Increase (decrease) in accrued interest payable	151	2	(106)
Other—net	(1,010)	432	956
Net cash provided by operating activities	4,374	7,168	6,753
Cash Flows from Investing Activities
Net (increase) decrease in interest bearing deposits in banks	(36)	(9)	5,521
Net decrease in federal funds sold	—	2,815	8,185
Activity in securities available for sale:
Sales	—	—	4,416
Maturities, prepayments and calls	2,602	19,507	39,698
Purchases	—	(13,764)	(37,246)
Activity in securities held to maturity:
Maturities, prepayments and calls	—	—	280
Net increase in loans	(28,167)	(39,345)	(2,176)
Proceeds from sales of foreclosed assets	817	753	2,745
Additions to premises and equipment	(2,175)	(1,228)	(771)
Proceeds from sales of premises and equipment	408	444	746
Other—net	(12)	—	(55)
Net cash provided by (used in) investing activities	(26,563)	(30,827)	21,343
Cash Flows from Financing Activities
Net increase (decrease) in deposits	$25,850	$9,940	($27,534)
Net increase in short-term borrowings	466	13,035	500
Proceeds from exercise of stock options	515	530	277
Repayment of long-term debt	(550)	(550)	(550)
Repurchase of common stock	(934)	—	(80)
Payment for fractional shares	—	—	(14)
Payment of cash dividends	(867)	(1,262)	—
Net cash provided by (used in) financing activities	24,480	21,693	(27,401)
Net increase (decrease) in cash and due from banks	2,291	(1,966)	695
Cash and Due from Banks
Beginning of year	10,349	12,315	11,620
End of year	$12,640	$10,349	$12,315
Supplemental Disclosures of Cash Flow Information
Cash payments for:
Interest	$10,259	$7,490	$8,791
Income taxes	2,127	1,105	865
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Foreclosed real estate acquired in settlement of loans	$4,147	$822	$2,318
Financed sale of foreclosed real estate	610	136	53
Stock dividends	—	—	2,430
Compensation expense for issuance of stock options	—	—	10
Fair value adjustment of securities available for sale, net	396	(756)	(40)
Net decrease in unearned KSOP shares	(177)	(228)	(338)
Income tax benefit from exercise of stock options	107	177	80
Transfer of allowance for credit losses to allowance for possible losses on foreclosed assets	500	—	—

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

First Community Financial Group, Inc. and Subsidiary

December 31, 2000 and 1999

Note 1—Summary of Significant Accounting Policies

Nature of Operations

    First Community Financial Group, Inc. (the Company) provides commercial banking services in Washington State through 16 offices concentrated in and around Thurston, Grays Harbor, Pierce and Lewis Counties. Additionally, the Company provides real estate mortgage lending services and the sale of non-deposit investment products through its branch network. The Company's primary source of revenue is providing loans to customers who are predominately small- and middle-market businesses and middle-income individuals.

Principles of Consolidation

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, First Community Bank of Washington (the Bank). All significant intercompany transactions and balances have been eliminated.

Consolidated Financial Statement Presentation

    The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as of the date of the balance sheet, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses and the valuation of foreclosed real estate and deferred tax assets.

    Certain prior year amounts have been reclassified to conform to the 2000 presentation. The reclassifications had no effect on net income or retained earnings as previously reported. All dollar amounts, except per share information, are stated in thousands.

Securities Available for Sale

    Securities available for sale consist of debt securities which may be sold to implement the Bank's asset/liability management strategies and in response to changes in interest rates and similar factors, and certain equity securities. Securities available for sale are reported at fair value. Unrealized gains and losses, net of the related deferred tax effect, are reported as a net amount in a separate component of stockholders' equity entitled "accumulated other comprehensive income (loss)." Realized gains and losses on securities available for sale, determined using the specific identification method, are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity.

Securities Held to Maturity

    Debt securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income over the period to maturity.

    Declines in the fair value of individual securities held to maturity and available for sale below their cost that are other than temporary result in write-downs of the individual securities to their fair value. Such write-downs are included in earnings as realized losses.

Loans Held for Sale

    Mortgage and government guaranteed loans originated for sale in the secondary market are carried at the lower of cost or estimated market value. Net unrealized losses are recognized through a valuation allowance established by charges to income.

Loans

    Loans are stated at the amount of unpaid principal, reduced by an allowance for credit losses. Interest on loans is accrued daily based on the principal amount outstanding.

    Generally the accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due or when they are past due 90 days as to either principal or interest, unless they are well secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. If management determines that the ultimate collectibility of principal is in doubt, cash receipts on nonaccrual loans are applied to reduce the principal balance.

Allowance for Credit Losses

    The allowance for credit losses is maintained at a level considered adequate to provide for estimated losses based on evaluating known and inherent risks in the loan portfolio. The allowance is reduced by loans charged off, and increased by provisions charged to earnings and recoveries on loans previously charged off. The allowance is based on management's periodic evaluation of factors underlying the quality of the loan portfolio, including changes in the size and composition of the loan portfolio, the estimated value of any underlying collateral, actual loan loss experience, current economic conditions, and detailed analysis of individual loans for which full collectibility may not be assured. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

    When available information confirms that specific loans or portions thereof are uncollectible, these amounts are charged off against the allowance for credit losses. The existence of some or all of the following criteria will generally confirm that a loss has been incurred: the loan is significantly delinquent and the borrower has not evidenced the ability or intent to bring the loan current; the Company has no recourse to the borrower, or if it does, the borrower has insufficient assets to pay the debt; the estimated fair value of the loan collateral is significantly below the current loan balance, and there is little or no near-term prospect for improvement.

    When management determines that it is probable that a borrower will be unable to repay all amounts due according to the terms of the loan agreement, including scheduled interest payments, the loan is considered impaired. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls are generally not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of shortfall in relation to the principal and interest owed. The amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, when the primary source of repayment is provided by real estate collateral, at the fair value of the collateral less estimated selling costs.

    The ultimate recovery of all loans is susceptible to future market factors beyond the Company's control. These factors may result in losses or recoveries differing significantly from those provided for in the consolidated financial statements.

Transfers of Financial Assets

    Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Premises and Equipment

    Premises and equipment are stated at cost less accumulated depreciation, which is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvement, whichever is less. Gains or losses on dispositions are reflected in earnings.

Goodwill

    Goodwill represents costs in excess of net assets acquired, and is amortized on the straight-line basis over a period of 15 to 25 years. The Company periodically evaluates goodwill for impairment.

Foreclosed Real Estate

    Real estate properties acquired through, or in lieu of, foreclosure are initially recorded at the lower of cost or fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to foreclosed real estate is charged to the allowance for credit losses. Properties are evaluated regularly to ensure that the recorded amounts are supported by their current fair values, and that valuation allowances to reduce the recorded amounts to fair value less estimated costs to dispose are recorded as necessary. Additions to or reductions from valuation allowances are recorded in income or are transferred from the allowance for credit losses at the time of foreclosure.

Income Taxes

    Deferred tax assets and liabilities result from differences between the financial statement recorded amounts and the tax bases of assets and liabilities, and are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. The deferred tax provision represents the difference between the net deferred tax asset/liability at the beginning and end of the year. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

    The Company files a consolidated income tax return with the Bank. The Bank provides for tax on a separate company basis and remits to the Company amounts currently due.

Stock-Based Compensation

    The Company accounts for stock-based awards to employees and directors using the intrinsic value method, in accordance with APB No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation expense has been recognized in the consolidated financial statements for employee and director stock arrangements where the grant price is equal to market price. However, the required pro forma disclosures of the effects of all options granted on or after January 1, 1995 have been provided in accordance with SFAS No. 123, Accounting for Stock-Based Compensation.

Fair Values of Financial Instruments

    The following methods and assumptions were used by the Company in estimating the fair values of financial instruments disclosed in the consolidated balance sheets:

  Cash and Short-Term Instruments

      The recorded amounts of cash and short-term instruments approximate their fair value.

  Securities Available for Sale and Held to Maturity

      Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The recorded values of restricted equity securities approximate fair values.

  Loans

      For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on recorded values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of loans held for sale are based on their estimated market prices. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

  Deposits

      The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their recorded amounts). The recorded amounts of variable rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation based on interest rates currently being offered on similar certificates.

  Short-Term Borrowings

      The recorded amounts of federal funds purchased and short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

  Long-Term Debt

  The fair values of the Company's long-term debt are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The recorded amounts of variable rate debt approximate their fair value.

Cash Equivalents

    The Company considers all amounts included in the balance sheets caption "Cash and due from banks" to be cash equivalents.

Earnings Per Share

    Basic earnings per share exclude dilution and are computed by dividing net income by the weighted average number of common shares outstanding. The diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Company's stock option plans.

Comprehensive Income

    The Company applies Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS No. 130), which requires that an entity report and display comprehensive income in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. With regard to the Company, comprehensive income includes the net income reported in the statements of income and any changes in fair value of securities available for sale, reported as a component of stockholders' equity.

Recent Accounting Pronouncements

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in its balance sheet and measure those instruments at fair value. Under this statement, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk. This statement is effective for all fiscal years beginning after June 15, 2000. The Company had no derivatives as of December 31, 2000, nor does the Company engage in any hedging activities. The Company does not anticipate that the adoption of SFAS No. 133 will have a material effect on its financial position or results of operations.

Note 2—Restricted Assets

    Federal Reserve Board regulations require that the Bank maintain certain minimum reserve balances on deposit with the Federal Reserve Bank. The amounts of such balances for the years ended December 31, 2000 and 1999 were approximately $1,944 and $1,240, respectively.

Note 3—Debt and Equity Securities

    Debt and equity securities have been classified according to management's intent. The recorded amounts of securities and their fair value at December 31 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale
December 31, 2000
U.S. Government and agency securities	$7,899	$17	$316	$7,600
Equity securities	36	—	—	36
Corporate securities	4,985	7	54	4,938
Mortgage backed securities	5,053	18	32	5,039
State and municipal securities	7,402	15	155	7,262
Federal Home Loan Bank stock	1,854	—	—	1,854
	$27,229	$57	$557	$26,729
December 31, 1999
U.S. Government and agency securities	$7,731	$—	$530	$7,201
Equity securities	36	—	—	36
Corporate securities	5,339	—	137	5,202
Mortgage backed securities	7,154	10	137	7,027
State and municipal securities	7,544	6	315	7,235
Federal Home Loan Bank stock	1,738	—	—	1,738
	$29,542	$16	$1,119	$28,439
Securities Held to Maturity
December 31, 2000
State and municipal securities	$676	$27	$1	$702
December 31, 1999
State and municipal securities	$677	$25	$1	$701

    The contractual maturities of debt securities held to maturity and available for sale at December 31, 2000 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.

	Held to Maturity		Available for Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$170	$173	$1,230	$1,226
Due after one year through five years	104	105	9,718	9,604
Due after five years through ten years	402	424	6,460	6,356
Due after ten years	—	—	7,931	7,653
	$676	$702	$25,339	$24,839

    Securities recorded at approximately $9,398 at December 31, 2000 and $8,036 at December 31, 1999 were pledged to secure public deposits and for other purposes required or permitted by law.

    Gross realized gains and losses on sales of securities available for sale were $11 and $5, respectively, in 1998. There were no sales of securities available for sale in 2000 or 1999.

Note 4—Loans

    Loans at December 31 consist of the following:

	2000 Portfolio	Percent of Portfolio	1999 Portfolio	Percent of Portfolio
Commercial	$37,989	14.89%	$34,981	15.02%
Real estate:
Residential 1-4 family	4,123	1.62	23,493	10.09
Commercial	163,557	64.09	146,710	63.02
Construction	39,486	15.47	19,169	8.23
Consumer	10,028	3.93	8,472	3.64
Total loans	$255,183	100.00%	$232,825	100.00%

    Changes in the allowance for credit losses for the years ended December 31 are as follows:

	2000	1999	1998
Balance at beginning of year	$5,825	$2,290	$2,122
Provision charged to operations	450	3,730	425
Transfer to allowance for possible losses on foreclosed real estate	(500)	—	—
Charge-offs	(2,351)	(247)	(411)
Recoveries	79	52	154
Net charge-offs	(2,272)	(195)	(257)
Balance at end of year	$3,503	$5,825	$2,290
Ratio of net charge-offs to average loans outstanding	.89%	.09%	.13%

    Following is a summary of information pertaining to impaired loans:

	2000	1999	1998
December 31
Impaired loans without a valuation allowance	$40	$1,046	$2,130
Impaired loans with a valuation allowance	817	3,680	362
Total impaired loans	$857	$4,726	$2,492
Valuation allowance related to impaired loans	$308	$3,347	$227
Years Ended December 31
Average investment in impaired loans	$1,623	$1,495	$3,544
Interest income recognized on a cash basis on impaired loans	—	—	—

    At December 31, 2000, there were no commitments to lend additional funds to borrowers whose loans were impaired. Loans over 90 days past due still accruing interest were $1,264 and $28 at December 31, 2000 and 1999, respectively.

    Certain related parties of the Company, principally Bank directors and their associates, were loan customers of the Bank in the ordinary course of business during 2000 and 1999. Total loans outstanding at December 31, 2000 and 1999 to key officers and directors were $14,293 and $13,806, respectively. During 2000, advances totaled $2,202, and repayments totaled $1,715 on these loans.

Note 5—Premises and Equipment

    The components of premises and equipment at December 31 are as follows:

	2000	1999
Land	$1,445	$1,372
Buildings and leasehold improvements	7,684	7,493
Equipment, furniture and fixtures	7,574	6,379
Construction in progress	475	66
Total cost	17,178	15,310
Less accumulated depreciation and amortization	7,111	6,123
Premises and equipment	$10,067	$9,187

    The Bank leases premises and equipment under operating leases. Rental expense of leased premises and equipment was $365, $309 and $260 for 2000, 1999 and 1998, respectively, which is included in occupancy expense.

    Minimum net rental commitments under noncancellable leases having an original or remaining term of more than one year are as follows at December 31, 2000:

2001	$324
2002	325
2003	211
2004	123
2005	56
Thereafter	934
Total minimum payments required	$1,973

    Certain leases contain renewal options of five years and escalation clauses based on increases in property taxes and other costs.

Note 6—Foreclosed Real Estate

    Foreclosed real estate consisted of the following at December 31:

	2000	1999
Real estate acquired through foreclosure	$4,597	$1,890
Allowance for possible losses	(500)	—
Total foreclosed real estate	$4,097	$1,890

    Changes in the allowance for possible losses for the year ended December 31, 2000 follows:

Balance, beginning of year	$—
Transfers from allowance for credit losses	500
Balance, end of year	$500

    There was no allowance for possible losses at December 31, 1999 and 1998.

Note 7—Deposits

    The aggregate amount of time deposits with balances in excess of one hundred thousand dollars was approximately $28,942 and $27,773 at December 31, 2000 and 1999, respectively.

    Scheduled maturities of time deposits are as follows for future years ending December 31:

2001	$119,516
2002	4,454
2003	459
2004	55
2005	142
Total	$124,626

Note 8—Federal Funds Purchased and Short-Term Borrowings

    Federal funds purchased generally mature within one to four days from the transaction date. The balances at December 31, 2000 and 1999 represent advances from a line of credit agreement with KeyBank (agreement had a limit of $6,100 at December 31, 2000).

    Short-term borrowings at December 31 are as follows:

	2000	1999
Demand note issued to U. S. Treasury, bearing interest at the federal funds rate less .25% (6.29% and 4.78% at December 31, 2000 and 1999, respectively), due on demand, secured by securities pledged to the Federal Reserve Bank of San Francisco in the amount of $6,255	$1,349	$3,335
Note due to the Federal Home Loan Bank of Seattle, bearing interest at 6.825%, due January 2001. The Bank has entered into an Advances, Security and Deposit Agreement (Agreement) with the Federal Home Loan Bank of Seattle, which allows it to borrow up to 10% of the Bank's assets. Under the Agreement, virtually all the Bank's assets, not otherwise encumbered, are pledged as collateral for advances	12,650	7,000
Total short-term borrowings	$13,999	$10,335

    Information concerning short-term borrowings is summarized as follows:

	2000	1999
Average balance during the year	$14,050	$6,002
Average interest rate during the year	6.4%	5.0%
Maximum month-end balance during the year	$20,148	$12,131
Weighted average rate at December 31, 2000	6.8%	4.6%

Note 9—Long-Term Debt

    Long-term debt at December 31 is as follows:

	2000	1999
Note payable on behalf of the Company's KSOP, maturing March 2002; due in monthly principal installments of $15, plus interest at 90% of prime rate (8.55% and 7.65% at December 31, 2000 and 1999, respectively), collateralized by 10,968 shares of Company stock; guaranteed by the Company	$203	$380
Note payable to Key Bank, maturing July 2002; due in annual installments of $550, plus monthly installments of interest at prime rate minus 85 basis points (8.65% and 7.65% at December 31, 2000 and 1999, respectively), collateralized by investment in First Community Bank	1,100	1,650
	$1,303	$2,030

    Principal reductions due on the above indebtedness for the years ending December 31 are as follows: 2001—$730 and 2002—$573.

    Under the terms of the business loan agreement with KeyBank, the Company and the Bank must maintain certain financial ratios.

Note 10—Income Taxes

    The Company and its subsidiaries file a consolidated federal income tax return.

    Income taxes are comprised of the following for the years ended December 31:

	2000	1999	1998
Current	$1,178	$1,617	$914
Deferred (benefit)	942	(1,119)	327
Total income taxes	$2,120	$498	$1,241

The following is a reconciliation between the statutory and the effective federal income tax rate for the years ended December 31:

	2000		1999		1998
	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income
Income tax based on statutory rate	$2,204	34.0%	$632	34.0%	$1,648	34.0%
Adjustments resulting from:
Tax-exempt income	(151)	(2.3)	(144)	(7.8)	(95)	(2.0)
Goodwill amortization	70	1.1	70	3.8	65	1.3
Tax credits	(115)	(1.2)	(129)	(6.9)	(308)	(6.3)
Other	112	1.1	69	3.7	(69)	(1.4)
Total income taxes	$2,120	32.7%	$498	26.8%	$1,241	25.6%

    The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liability at December 31 are:

	2000	1999
Deferred Tax Assets
Allowance for credit losses, in excess of tax reserves	$1,093	$1,864
Deferred compensation and incentive bonuses	496	492
Book depreciation taken in excess of tax depreciation	48	26
Unrealized loss on securities available for sale	168	375
Other deferred tax assets	20	98
Total deferred tax assets	1,825	2,855
Deferred Tax Liability
Deferred income	1,831	1,712
Net deferred tax assets (liability)	($6)	$1,143

Note 11—Commitments and Contingent Liabilities

    The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the consolidated balance sheets.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments at December 31 is as follows:

	2000	1999
Commitments to extend credit:
Real estate secured	$14,749	$19,105
Credit card lines	1,338	1,814
Other	23,918	22,552
Total commitments to extended credit	$40,005	$43,471
Standby letters of credit	$334	$1,060

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that approximately 70% of loan commitments are drawn upon by customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above, and is required in instances where the Bank deems necessary.

Contingencies

    Because of the nature of its activities, the Company is subject to various pending and threatened legal actions which arise in the ordinary course of business. In the opinion of management, liabilities arising from these claims, if any, will not have a material effect on the financial position of the Company.

    The Company has entered into contracts with certain of its executives and others, which provide for contingent payments subject to future events.

Note 12—Significant Concentrations of Credit Risk

    The Bank has credit risk exposure, including off-balance-sheet credit risk exposure, related to real estate loans as disclosed in Notes 4 and 11. The ultimate collectibility of a substantial portion of the loan portfolio is susceptible to changes in economic and market conditions in the region. The Bank generally requires collateral on all real estate lending arrangements and typically maintains loan-to-value ratios of no greater than 80%.

    Investments in state and municipal securities generally involve governmental entities within Washington State. The Bank, as a matter of practice, generally does not extend credit to any single borrower or group of related borrowers in excess of $6,000.

    The contractual amounts of credit-related financial instruments such as commitments to extend credit, credit-card arrangements, and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer defaults, and the value of any existing collateral become worthless.

Note 13—Benefit Plans

Employee Stock Ownership Plan

    The Company has a combined employee stock ownership and profit sharing plan with 401(k) provisions (KSOP) which covers substantially all employees who have completed at least one year of service. The Company accounts for the KSOP in accordance with Statement of Position 93-6, Employers' Accounting for Employee Stock Ownership Plans. Accordingly, the balance of the debt of the KSOP is included in long-term debt on the accompanying consolidated balance sheets, with a corresponding deduction from stockholders' equity. KSOP shares were pledged as collateral for the debt. As the debt is repaid, shares are released based on the proportion of debt paid and allocated to active employees. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares less basis in the shares. Shares become outstanding for earnings per share computations at the time of allocation to the active employees.

    Eligible employees may defer up to 15% of their annual compensation in a pre-tax basis subject to certain IRS limits. The Company contributes to the plan one-half the employees' contributions up to 3% of the employees' compensation. Profit sharing contributions to the plan may also be made at the discretion of the Board of Directors. The Company also makes contributions equal to the amount required to service the plan's debt under the terms of the KSOP note. Company contributions to this plan totaled $350, $300 and $334 in 2000, 1999 and 1998, respectively. Cash dividends paid on unallocated shares which are collateral for debt are paid to reduce the principal of the debt. Dividends paid on allocated shares are distributed to the employee account.

    The KSOP shares as of December 31 were as follows:

	2000	1999	1998
Allocated shares	177,276	162,844	143,657
Unallocated shares	10,968	20,578	32,893
Total KSOP shares	188,244	183,422	176,550
Estimated fair value of unallocated shares	$232,419	$493,872	$953,897

    Upon termination from the plan, a participant may choose to have his account distributed in Company stock, to the extent of his investment in stock, or in cash. Certain participants may also be eligible to diversify a certain percentage of their accounts. A distribution of stock in the event of termination or diversification requires the Company to issue put options to the participant. This permits the participant to sell the stock to the Company at fair value at any time during the option periods, which can be as long as 18 months. At December 31, 2000, 1999 and 1998, outstanding put options were not material.

Incentive Compensation Plan

    Incentive compensation is awarded to officers and qualified employees based on the financial performance of the Company. Awards are payable if the Company and the Bank meet earnings and other performance objectives and are determined as a percentage of their base salary. Fees paid to directors are also adjusted annually based on the financial performance of the Company. Awards under the plan for 2000 and 1998 totaled $339 and $262, respectively. There were no awards under the plan for 1999.

Executive Supplemental Income Plan

    The Company provides an Executive Supplemental Income (ESI) plan covering a select group of management personnel. The post-retirement benefit provided by the ESI plan is designed to supplement a participating officer's retirement benefits from social security, in order to provide the officer with a certain percentage of final average income at retirement age. Expenses related to this plan totaled $94, $409 and $158 in 2000, 1999 and 1998, respectively.

    Benefits to employees are funded by life insurance policies purchased by the Company, which had cash surrender values of $2,978 and $2,870 at December 31, 2000 and 1999, respectively. Liabilities to employees, which are being accrued over their expected time to retirement, were $1,067 and $1,040 at December 31, 2000 and 1999, respectively.

Director Deferred Income Plan

    In 1992 the Board of Directors approved a plan similar to the ESI plan under which a director may elect to defer director fees until retirement, and to provide a death benefit.

    Benefits to directors are funded by life insurance policies purchased by the Company, which had cash surrender values of $132 and $144 at December 31, 2000 and 1999, respectively. Accrued liabilities to directors at December 31, 2000 and 1999 totaled $266 and $216, respectively. No expenses associated with this plan were incurred in 1999. Expenses associated with this plan were $82 and $35 in 2000 and 1998, respectively.

Note 14—Stock Option Plans

    The Company maintains stock option plans for non-employee members of the Board of Directors and incentive stock option plans for key employees. The exercise price of the stock options under the plans is usually not less than the fair market value of the stock at the date of grant. The Company has the first right of refusal to purchase any shares issued under the plans prior to their sale on the open market.

    The Company applies APB Opinion No. 25 and related interpretations in accounting for these plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards granted subsequent to December 31, 1994 under these plans, consistent with the method prescribed by SFAS No. 123, the Company's net income and earnings per share would have been reduced to these pro forma amounts for the years ended December 31:

	2000	1999	1998
Net income:
As reported	$4,361	$1,360	$3,605
Pro forma	4,107	1,081	3,159
Earnings per share:
Basic:
As reported	$2.02	$.64	$1.74
Pro forma	1.90	.51	1.53
Diluted:
As reported	1.96	.60	1.62
Pro forma	1.86	.49	1.48

    The fair value of each option grant is estimated on the date of grant, based on the Black-Scholes option pricing model and using the following weighted average assumptions:

	2000	1999	1998
Dividend yield	1.8%	1.9%	—%
Expected life	8 years	10 years	10 years
Risk-free interest rate	6.7%	4.7% to 5.2%	4.9%

    The weighted average fair value of options granted during 2000, 1999 and 1998 was $6.44, $6.67 and $11.48, respectively. In the opinion of management, the assumptions used in the option pricing model are subjective and represent only one estimate of possible value, as there is no active market for Company options granted.

    Options granted during 2000, 1999 and 1998 are 20% vested on each of the five subsequent anniversaries of the grant date.

    Stock option and per share amounts for current and prior periods have been adjusted to reflect the effect of stock dividends, and are as follows:

	Employee Options	Director Options	Total Options	Weighted Average Exercise Price
Under option at December 31, 1997	334,050	84,743	418,793	$14.42
Granted	7,000	5,000	12,000	26.67
Exercised	(35,680)	—	(35,680)	7.77
Forfeited/repurchased	(7,574)	(2,913)	(10,487)	13.91
Under option at December 31, 1998	297,796	86,830	384,626	15.43
Granted	26,000	—	26,000	30.00
Exercised	(23,862)	(27,158)	(51,020)	10.37
Forfeited/repurchased	(2,002)	(2)	(2,004)	29.96
Under option at December 31, 1999	297,932	59,670	357,602	17.13
Granted	24,500	2,000	26,500	23.00
Exercised	(24,443)	(22,391)	(46,834)	11.00
Forfeited/repurchased	(10,843)	(1)	(10,844)	21.61
Under option at December 31, 2000	287,146	39,278	326,424	18.35
Options exercisable at December 31, 2000	214,924	36,278	251,202	16.63

    Options becoming exercisable under both stock option plans in future years ending December 31 are as follows: 2001 - 30,442; 2002 - 20,180; 2003 - 10,100; 2004 - 9,500 and 2005 - 5,000.

    Options for 50,246 and 19,500 shares remain available to be granted under the director and employee plans, respectively, at December 31, 2000.

    The following summarizes information about stock options outstanding at December 31, 2000:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
Under $10.00	11,661	2.0	$9.28	11,661	$9.28
$11.00 to $14.00	103,796	3.6	13.99	103,796	13.99
$17.28	104,767	5.3	17.28	95,505	17.28
$20.00 to $24.00	76,400	7.6	22.61	31,040	22.32
$30.00	29,800	8.8	30.00	9,200	30.00
	326,424			251,202

Condensed Balance Sheets—December 31

	2000	1999
Assets
Cash	$286	$258
Investment in subsidiary	34,892	31,954
Other assets	616	518
Total assets	$35,794	$32,730
Liabilities and Stockholders' Equity
Liabilities
Long-term debt	$1,303	$2,030
Other liabilities	118	82
Total liabilities	1,421	2,112
Stockholders' Equity	34,373	30,618
Total liabilities and stockholders' equity	$35,794	$32,730

Condensed Statements of Income—Years Ended December 31

	2000	1999	1998
Operating Income
Dividends received from subsidiary	$1,946	$1,215	$—
Interest	3	4	3
Total operating income	1,949	1,219	3
Operating Expenses
Interest	119	142	197
Other	77	54	113
Total operating expenses	196	196	310
Income (loss) before income taxes and equity in undistributed income of subsidiary	1,753	1,023	(307)
Income Tax Benefit	(66)	(49)	(197)
Income (loss) before equity in undistributed income of subsidiary	1,819	1,072	(504)
Equity in Undistributed Income of Subsidiary	2,542	288	4,109
Net income	$4,361	$1,360	$3,605

Condensed Statements of Cash Flows—Years Ended December 31

	2000	1999	1998
Cash Flows from Operating Activities
Net income	$4,361	$1,360	$3,605
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed income of subsidiary	(2,542)	(288)	(4,109)
Decrease in due from subsidiary	—	—	130
Depreciation	—	2	6
Other—net	45	34	746
Net cash provided by operating activities	1,864	1,108	378
Cash Flows from Financing Activities
Proceeds from exercise of stock options	515	530	277
Payment for fractional shares	—	—	(14)
Repurchase of common stock	(934)	—	(80)
Proceeds from issuance of long-term debt	—	—	—
Payments on long-term debt	(550)	(550)	(550)
Payment of dividends	(867)	(1,262)	—
Net cash used in financing activities	(1,836)	(1,282)	(367)
Net increase (decrease) in cash	28	(174)	11
Cash
Beginning of year	258	432	421
End of year	$286	$258	$432

Note 16—Regulatory Matters

    The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines on the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined).

    As of December 31, 2000, in the opinion of management, the Bank met the "well capitalized" criteria under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

    The actual capital amounts and ratios are as follows:

	Actual Amount	Ratio	Capital Adequacy Purposes Amount	Ratio	To be Well Capitalized Under Prompt Corrective Action Provisions Amount	Ratio
December 31, 2000
Tier 1 capital (to average assets):
Consolidated	$28,028	8.96%	$12,514	4.00%	N/A	N/A
FCB	28,547	9.14	12,493	4.00	$15,617	5.00%
Tier 1 capital (to risk-weighted assets):
Consolidated	28,028	9.24	12,139	4.00	N/A	N/A
FCB	28,547	9.43	12,114	4.00	18,171	6.00
Total capital (to risk-weighted assets):
Consolidated	31,531	10.39	24,278	8.00	N/A	N/A
FCB	32,050	10.58	24,228	8.00	30,285	10.00
December 31, 1999
Tier 1 capital (to average assets):
Consolidated	$24,261	8.47%	$11,463	4.00%	N/A	N/A
FCB	25,597	8.95	11,439	4.00	$14,299	5.00%
Tier 1 capital (to risk-weighted assets):
Consolidated	24,261	8.94	10,850	4.00	N/A	N/A
FCB	25,597	9.44	10,842	4.00	16,263	6.00
Total capital (to risk-weighted assets):
Consolidated	27,682	10.21	21,700	8.00	N/A	N/A
FCB	29,015	10.70	21,684	8.00	27,105	10.00

Restrictions on Retained Earnings

    The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 2000, all of the Bank's retained earnings were available for dividend declaration to its parent company without prior regulatory approval.

Note 17—Fair Values of Financial Instruments

    The estimated fair values of the Company's financial instruments at December 31 were as follows:

	2000 Recorded Amount	Fair Value	1999 Recorded Amount	Fair Value
Financial Assets
Cash and due from banks, interest bearing deposits with banks, and federal funds sold	$12,812	$12,812	$10,485	$10,485
Securities available for sale	26,729	26,729	28,439	28,439
Securities held to maturity	676	702	677	701
Loans held for sale	4,121	4,121	2,951	2,951
Loans receivable, net	251,680	250,778	227,000	224,991
Financial Liabilities
Deposits	$271,377	$271,932	$245,527	$246,148
Long-term debt	1,303	1,303	2,030	2,030
Federal funds purchased	2	2	3,200	3,200
Short-term borrowings	13,999	13,999	10,335	10,335

Note 18—Other Operating Income and Expenses

    Other operating income and expenses include the following amounts which are in excess of 1% of the total of interest income and non-interest income for the years ended December 31:

	2000	1999	1998
Other Operating Income
Gain on sale of foreclosed real estate	$21	$11	$431
Commission on sale of non-deposit investment products	741	640	594
Other Operating Expense
Amortization of goodwill	$408	$408	$391
State taxes	470	398	391
Telephone	256	273	232

Note 19—Earnings Per Share Disclosures

    Following is information regarding the calculation of basic and diluted earnings per share for the years indicated:

	Net Income (Numerator)	Shares (Denominator)	Per Share Amount
Year Ended December 31, 2000
Basic earnings per share:
Net income	$4,361	2,158,693	$2.02
Effect of dilutive securities:
Options	—	69,210	(.06)
Diluted earnings per share:
Net income	$4,361	2,227,903	$1.96
Year Ended December 31, 1999
Basic earnings per share:
Net income	$1,360	2,136,502	$.64
Effect of dilutive securities:
Options	—	134,038	(.04)
Diluted earnings per share:
Net income	$1,360	2,270,540	$.60
Year Ended December 31, 1998
Basic earnings per share:
Net income	$3,605	2,070,491	$1.74
Effect of dilutive securities:
Options	—	159,769	(.12)
Diluted earnings per share:
Net income	$3,605	2,230,260	$1.62

    The number of shares shown for "options" is the number of incremental shares that would result from exercise of options and use of the proceeds to repurchase shares at the average market price during the year.

Note 20—Comprehensive Income

    Net unrealized losses included in other comprehensive income for the years ended December 31 were computed as follows:

	Before-Tax Amount	Tax Benefit	Net-of-Tax Amount
2000
Unrealized holding gains arising during the year	$600	$204	$396
1999
Unrealized holding losses arising during the year	$1,146	$390	$756
1998
Unrealized holding losses arising during the year	$54	$18	$36
Plus reclassification adjustments for gains realized in net income	6	2	4
Net unrealized losses	$60	$20	$40

Note 21—Subsequent Event

    Subsequent to December 31, 2000, the Company declared a dividend in the amount of $.10 per share to be paid on February 16, 2001 for shareholders of record as of January 31, 2001.

PROXY for 2001 ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS May 3, 2001

THE UNDERSIGNED HEREBY AUTHORIZES THE VOTE, AS DESIGNATED BELOW, OF ALL THE SHARES OF COMMON STOCK OF FIRST COMMUNITY FINANCIAL GROUP, INC. HELD ON RECORD BY THE UNDERSIGNED ON MARCH 23, 2001 AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 6:00 PM ON MAY 3, 2001 OR ANY ADJOURNMENT OF SUCH MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING MATTERS:

Please check X only ONE box for EACH	A. A. RICHARD PANOWICZ	/ / FOR	/ / I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through.
	B. AMENDMENT TO ARTICLES OF INCORPORATION	/ / FOR	/ / AGAINST	/ / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR AS RECOMMENDED BY THE BOARD OF DIRECTORS. SIGNATURES SHOULD AGREE WITH NAME INDICATED TO THE RIGHT. IF SHARES ARE JOINTLY HELD, BOTH SHAREHOLDERS MUST SIGN THE PROXY.

SIGNATURE OF SHAREHOLDER(S)

SIGNATURE OF SHAREHOLDER(S)

     I PLAN TO ATTEND THE MEETING IN LACEY, WASHINGTON, AT 6:00 PM ON MAY 3, 2001.

PLEASE DATE, SIGN AND RETURN THIS PROXY. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE RETURN THIS PROXY. THANK YOU.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
DIRECTORS WITH TERM EXPIRING IN 2004 (CLASS III DIRECTORS)
DIRECTORS WITH TERM EXPIRING 2002 (CLASS I DIRECTORS)
NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING IN 2003 (CLASS II DIRECTORS)
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF AUDIT COMMITTEE
EXECUTIVE COMPENSATION
Summary Compensation Table
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEARAND YEAR END OPTION VALUES
EMPLOYEE COMPENSATION PLANS
REPORT OF COMPENSATION COMMITTEE
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2—AMENDMENTS TO ARTICLES OF INCORPORATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS
OTHER MATTERS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Interest Rate Gap AnalysisDecember 31, 2000
FUTURE OUTLOOK
SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
MISCELLANEOUS
APPENDIX A
FIRST COMMUNITY BANK AUDIT COMMITTEE CHARTER
APPENDIX B AMENDMENT TO ARTICLES OF INCORPORATION OF FIRST COMMUNITY FINANCIAL GROUP, INC.
Independent Auditors' Report
Consolidated Balance Sheets First Community Financial Group, Inc. and Subsidiary December 31, 2000 and 1999 (Dollars in Thousands)
Consolidated Statements of Income First Community Financial Group, Inc. and Subsidiary Years Ended December 31, 2000, 1999 and 1998 (Dollars in Thousands, Except Per Share Data)
Consolidated Statements of Stockholders' Equity First Community Financial Group, Inc. and Subsidiary Years Ended December 31, 2000, 1999 and 1998 (Dollars in Thousands)
Consolidated Statements of Cash Flows First Community Financial Group, Inc. and Subsidiary Years Ended December 31, 2000, 1999 and 1998 (Dollars in Thousands)
Notes to Consolidated Financial Statements First Community Financial Group, Inc. and Subsidiary December 31, 2000 and 1999